                                                                [EXECUTION COPY]


                            NOTE PURCHASE AGREEMENT
                           DATED AS OF APRIL 11, 1997

                                     AMONG

                          FWA DRILLING COMPANY, INC.,
                    INTERNATIONAL PETROLEUM SERVICE COMPANY,
                             TRIAD DRILLING COMPANY
                         UNIVERSAL WELL SERVICES, INC.
                               USC, INCORPORATED
                                      AND
                      VIERSEN & COCHRAN DRILLING COMPANY,
                                   AS ISSUERS

                 THE GUARANTORS FROM TIME TO TIME PARTY HERETO

                                      AND

                       CANPARTNERS INVESTMENTS IV,  LLC,
                                  AS PURCHASER

                           __________________________

                                  $25,000,000
                           SENIOR SUBORDINATED NOTES
                                    DUE 2001
                           __________________________

                                                                [EXECUTION COPY]

                               TABLE OF CONTENTS


                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

1.01.   CERTAIN DEFINED TERMS............................................. 2
1.02.   COMPUTATION OF TIME PERIODS.......................................15
1.03.   ACCOUNTING TERMS..................................................16
1.04.   REFERENCES TO THIS AGREEMENT......................................16
1.05.   MISCELLANEOUS TERMS...............................................16

                                   ARTICLE II
                                   THE NOTES

2.01.   SALE AND PURCHASE OF NOTES........................................16
2.02.   REGISTRATION OF NOTES.............................................17
2.03.   TRANSFER AND EXCHANGE OF NOTES....................................17
2.04.   REPLACEMENT OF NOTES..............................................18
2.05.   PAYMENTS ON NOTES.................................................18
2.06.   MANDATORY OFFERS TO REPURCHASE THE NOTES..........................19
2.07.   OPTIONAL PREPAYMENTS OF THE NOTES.................................21
2.08.   PURCHASES OF NOTES................................................22
2.09.   NOTES SUBORDINATED TO BANK CREDIT FACILITIES......................22
2.10.   TENDER OF NOTES TO PAY WARRANT EXERCISE PRICE.....................22

                                  ARTICLE III
                              GUARANTEE OF NOTES

3.01.   UNCONDITIONAL GUARANTEE...........................................23
3.02.   GUARANTY ABSOLUTE.................................................23
3.03.   ENFORCEMENT; APPLICATION OF PAYMENTS..............................24
3.04.   WAIVERS...........................................................25
3.05.   FINANCIAL INFORMATION.............................................26
3.06.   REINSTATEMENT.....................................................26
3.07.   SUBROGATION, CONTRIBUTION, ETC....................................26
3.08.   TERMINATION.......................................................27
3.09.   GUARANTY SUBORDINATED TO BANK CREDIT FACILITIES...................27
3.10.   ADDITIONAL GUARANTORS.............................................27
3.11.   LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY......................28

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
                                  ARTICLE IV
                                    CLOSING

4.01.   CLOSING OF PURCHASE AND SALE OF NOTES.............................28
4.02.   ADDITIONAL CONDITIONS TO CLOSING..................................29

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES

5.01.   REPRESENTATION AND WARRANTIES OF THE OBLIGORS.....................31
5.02.   REPRESENTATIONS OF THE PURCHASER..................................38

                                  ARTICLE VI
                      REPORTING AND AFFIRMATIVE COVENANTS

6.01    FINANCIAL AND BUSINESS INFORMATION................................39
6.02.   OFFICER'S CERTIFICATE.............................................42
6.03.   INSPECTION........................................................43
6.04.   COMPLIANCE WITH LAW...............................................43
6.05.   INSURANCE.........................................................43
6.06.   MAINTENANCE OF PROPERTIES.........................................44
6.07.   PAYMENT OF TAXES AND CLAIMS.......................................44
6.08.   CORPORATE EXISTENCE, ETC..........................................44
6.09.   MAINTENANCE OF BOOKS AND RECORDS..................................44
6.10.   MAINTENANCE OF LINES OF BUSINESS..................................44
6.11.   PRIVATE PLACEMENT NUMBERS.........................................45

                                  ARTICLE VII
                              NEGATIVE COVENANTS

7.01.   TRANSACTIONS WITH AFFILIATES......................................45
7.02.   MERGER, CONSOLIDATION, ASSET SALES, ETC...........................45
7.03.   RIGHT OF FIRST NEGOTIATION ON OTHER FINANCINGS....................47
7.04    RESTRICTED PAYMENTS AND INVESTMENTS...............................47
7.05.   LIMITATION ON ADDITIONAL INDEBTEDNESS.............................49
7.06.   LIMITATION ON CREATION OF LIENS...................................50
7.07.   RANK OF FUTURE INDEBTEDNESS.......................................50
7.08.   WAIVER OF STAY, EXTENSION AND USURY LAWS..........................51

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                                                                [EXECUTION COPY]

                                 ARTICLE VIII
                        EVENTS OF DEFAULT AND REMEDIES

8.01.   EVENTS OF DEFAULT.................................................51
8.02.   REMEDIES ON EVENT OF DEFAULT, ETC.................................53

                                  ARTICLE IX
                                 MISCELLANEOUS

9.01.   EXPENSES, ETC.....................................................55
9.02.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT......56
9.03.   AMENDMENT AND WAIVER..............................................56
9.04.   NOTICES...........................................................57
9.05.   REPRODUCTION OF DOCUMENTS.........................................58
9.06    CONFIDENTIAL INFORMATION..........................................59
9.07.   TRANSFERS OF NOTES................................................60
9.08.   SUCCESSORS AND ASSIGNS............................................60
9.09.   SEVERABILITY......................................................60
9.10.   CONSTRUCTION......................................................60
9.11.   COUNTERPARTS......................................................60
9.12.   GOVERNING LAW.....................................................61
9.13.   INDEMNIFICATION...................................................61
9.14.   MAXIMUM RATE......................................................61

                                     -iii-
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                                                                [EXECUTION COPY]

                                   SCHEDULES

   SCHEDULE 1.01-A              --   Existing Permitted Investments

   SCHEDULE 1.01-B              --   Existing Permitted Liens

   SCHEDULE 5.01(c)             --   Disclosure Materials

   SCHEDULE 5.01(d)             --   Subsidiaries of the Company and
                                     Ownership of Subsidiary Stock

   SCHEDULE 5.01(h)             --   Certain Litigation

   SCHEDULE 5.01(k)             --   Patents, etc.

   SCHEDULE 5.01(o)             --   Existing Indebtedness


                                   EXHIBITS


   EXHIBIT A                    --   Form of Note

   EXHIBIT B                    --   Form of Contribution Agreement

   EXHIBIT C                    --   Form of Opinion of Special Counsel for the
                                     Obligors

                                     -iv-
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                                                                [EXECUTION COPY]

                            NOTE PURCHASE AGREEMENT


          THIS NOTE PURCHASE AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this "AGREEMENT") is entered into as of April 11, 1997 by and among (i) FWA DRILLING COMPANY, INC., a Delaware corporation, INTERNATIONAL PETROLEUM SERVICE COMPANY, a Pennsylvania corporation, TRIAD DRILLING COMPANY, a Delaware corporation ("TRIAD"), UNIVERSAL WELL SERVICES, INC., a Delaware corporation ("UNIVERSAL"), USC, INCORPORATED, a Delaware corporation, and PANTHER DRILLING, INC. (formerly known as Viersen & Cochran Drilling Company), an Oklahoma corporation (each an "ISSUER" and, collectively, the "ISSUERS"), (ii) THE GUARANTORS FROM TIME TO TIME PARTY HERETO and (iii) CANPARTNERS INVESTMENTS IV, LLC (the "PURCHASER").

                                    RECITALS

          WHEREAS, the Issuers desire to sell and the Purchaser desires to purchase in each case on the terms and conditions set forth in this Agreement, $25,000,000 in aggregate principal amount of the Issuers' 12% Senior Subordinated Notes due 2001 which notes shall be in substantially the form of Exhibit A attached hereto and made a part hereof (together with any such notes
---------
issued in substitution therefor pursuant to Section 2.03 of this Agreement, the
                                            ------------
"NOTES");

          WHEREAS, the Purchaser has required as a condition, among others, to its purchase of the Notes that UTICO, Inc., a Delaware corporation and the owner of all of the issued and outstanding capital stock of each of the Issuers ("UTICO"), UTI Energy Corp., a Delaware corporation and the owner of all of the issued and outstanding capital stock of UTICO (the "COMPANY"), and certain other Persons (other than Issuers) which become direct or indirect Subsidiaries of the Company after the date of this Agreement (UTICO, the Company and any such Subsidiary, each a "GUARANTOR" and, collectively, the "GUARANTORS") unconditionally guarantee the prompt and complete payment and performance of the Issuers' obligations under the Notes, this Agreement and the other Note Documents; and

          WHEREAS, concurrently with the issuance of the Notes, the Company has agreed to issue to the Purchaser warrants to purchase 400,000 shares of the Company's common stock (the "WARRANTS") on substantially the terms set forth in the Warrant Agreement of even date herewith by and among the Company and the Purchaser (the "WARRANT AGREEMENT").

                                                                [EXECUTION COPY]


          NOW, THEREFORE, in consideration of the foregoing and each of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

          1.01. CERTAIN DEFINED TERMS. As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "ACQUISITION" means the purchase by Triad of the contract drilling business and assets of Southland pursuant to the Acquisition Agreement and the documents related thereto.

          "ACQUISITION AGREEMENT" means the Asset Purchase Agreement dated March 5, 1997, by and between the Company and Southland.

          "AFFILIATE" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

          "ASSET SALE" means any direct or indirect sale, conveyance, transfer, lease or other disposition to any Person other than the Company or any Wholly Owned Subsidiary of the Company, in a transaction or a series or related transactions (including by way of sale and leaseback) of (i) any capital stock of any Subsidiary of the Company or (ii) any other Property of the Company or any Subsidiary of the Company; provided that the term "Asset Sale" shall not
                               --------
include (x) any transactions permitted by Section 7.02(a) or Section 7.02(b) or
                                          ---------------    ---------------
(y) sales, conveyances, transfers, leases or other dispositions of Property in the ordinary course of business.

          "BANK CREDIT FACILITIES" means (a) the obligations under the Amended and Restated Loan and Security Agreement dated December 7, 1995, among the Obligors and Mellon Bank, N.A., as amended, the Loan and Security Agreement dated April 11, 1997, among the Obligors and Mellon Bank, N.A, as amended and all agreements, documents and instruments delivered in connection with each of them, in each case as

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                                                                [EXECUTION COPY]

such agreements, documents and instruments may be amended, restated, consolidated, renewed, replaced, refinanced, supplemented or otherwise modified from time to time and (b) all obligations under any other agreement, document or instrument from time to time evidencing "Senior Debt" under (and as defined in) the Subordination Agreement.

          "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C.
(S)(S) 101 et seq.).
           -- ---

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Los Angeles, California are required or authorized to be closed.

          "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "CHANGE OF CONTROL" means the occurrence of both of the following: (a) Remy Capital Partners III and its Affiliates as a group (collectively, "REMY") shall cease to be the largest beneficial owner of the total voting power of all issued and outstanding shares of the capital stock of the Company (or successor thereto) entitled to vote generally in the election of directors; and (b) any Person or group (within the meaning of Rule 13d-5, as in effect on the Closing Date, under the Exchange Act) shall be the beneficial owner, directly or indirectly, through a purchase, merger, consolidation or other acquisition transaction of more than 35% of the total voting power of all issued and outstanding shares of the capital stock of the Company (or successor thereto) entitled to vote generally in the election of directors; provided, however, that
                                                         --------  -------
a Person shall not be deemed to have beneficial ownership of the shares of the Company solely by reason of one or more of (i) the granting of a proxy or agreement to such Person to vote in a particular manner in connection with a transaction of the type described in clause (b), (ii) the granting of a revocable proxy to such Person in connection with a matter to be considered by stockholders of the Company, (iii) that Person's ownership of a right to purchase or acquire stock in connection with such Person's purchase of stock of the Company from the Company or Remy or (iv) by reason of the ownership of an underwriter of shares of the capital stock of the Company in connection with a public offering of such shares; provided, further, that, in the case of
                                --------  -------
subclauses (i), (ii) and (iii), no payment or consideration in the form of cash or Property shall have been received in connection with such grants or purchases.

          "CLOSING" is defined in Section 4.01.
                                  ------------

          "CLOSING DATE" is defined in Section 4.01.
                                       ------------

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                                                                [EXECUTION COPY]

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "COMPANY" is defined in the recitals to this Agreement.

          "CONFIDENTIAL INFORMATION"  is defined in Section 9.06.
                                                    ------------

          "CONSOLIDATED NET INCOME" means, for any period, the aggregate of the net income (or loss) of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP, provided that there shall be excluded from
                                    --------
such net income (or loss) (to the extent otherwise included therein): (i) the net income (or loss) of any other Person which is not a Subsidiary or is accounted for by the Company by the equity method of accounting (except to the extent of the amount of any dividends or distributions paid to the Company or a Subsidiary during such period), (ii) all gains or losses, realized in connection with any Asset Sale, (iii) all other income or gain or losses from extraordinary items, in each case determined in accordance with GAAP, (iv) the write off in excess of normal amortization of any intangible items, including the excess of purchase price of assets acquired over their estimated fair market value on the date of acquisition, and (v) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of acquisition.

          "CONSOLIDATED NET WORTH" means, as of any date of determination for any Person, the stockholders' equity of such Person and its Subsidiaries, including goodwill, on a consolidated basis determined in accordance with GAAP.

          "CONSOLIDATED TOTAL CAPITALIZATION" means, as of any date of determination, the sum of (a) Consolidated Total Indebtedness as of such date, plus (b) Consolidated Net Worth for the Company and its Subsidiaries as of such
----
date.

          "CONSOLIDATED TOTAL INDEBTEDNESS" means, as of any date of determination, all Indebtedness and Guaranty Obligations of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP on that date.

          "CONTRIBUTION AGREEMENT" means the Contribution Agreement of even date herewith among each of the Issuers, in substantially the form of Exhibit B.
                                                                 ---------

          "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

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                                                                [EXECUTION COPY]

          "DEFAULT RATE" means that rate of interest that is 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes.

          "EBITDA" means, for any period and with respect to the Company and its Subsidiaries on a consolidated basis, (i) the net earnings (or loss) after taxes for such period taken as a single accounting period, plus (ii) depreciation,
                                                     ----
depletion and amortization expense for such period, plus (iii) federal, state
                                                    ----
and local income (or equivalent) taxes paid or accrued for such period, plus
                                                                        ----
(iv) total interest expense for such period (including amortization of capitalized Indebtedness issuance costs), whether paid or accrued (including the interest component of Capital Leases), including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Swaps, plus (v) extraordinary, unusual or non-recurring losses and non-
             ----
cash charges for early extinguishment of Indebtedness for such period, minus
                                                                       -----
(vi) extraordinary, unusual or non-recurring gains for such period, in each case determined in accordance with GAAP and, in the case of clauses (ii) through
(vi), to the extent included in the determination of net earnings (or loss) for such period.

          "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "ERISA AFFILIATE" means any trade or business (whether or not incor-porated) that is treated as a single employer together with any Obligor under section 414 of the Code.

          "EVENT OF DEFAULT" is defined in Section 8.01.
                                           ------------

          "EXCHANGE ACT" means the Securities Exchange Act of 1934.

          "FAIR MARKET VALUE" means, with respect to any asset of the Company or any of its Subsidiaries, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, determined by the Company in good faith, provided, that
                                         --------

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                                                                [EXECUTION COPY]

if the book value of the assets being sold is in excess of $500,000 such determination shall be evidenced by a resolution of the board of directors of the Company.

          "FIXED CHARGE COVERAGE RATIO" means, for any period and with respect to the Company and its Subsidiaries on a consolidated basis, the ratio of (a)
(i) EBITDA for such period, minus, (ii) income taxes paid in cash during such
                            -----
period, minus (iii) any cash dividends paid by the Company or any of its
        -----
Subsidiaries during such period (other than dividends paid by a Subsidiary to the Company or another Wholly-Owned Subsidiary), minus (iv) all cash
                                                 -----
expenditures for normal capital expenditures relating to then existing operations and assets that do not constitute an expansion of the Company's or any Subsidiary's operations or business paid during such period (including the capitalized portion of Capital Leases payments) which, in conformity with GAAP, are required to be included or reflected by the property, plant or equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Company, to (b) the sum of (i) scheduled principal payments of Indebtedness paid or payable during such period, plus (ii) total interest expense for such period,
                               ----
whether paid or accrued (including the interest component of Capital Leases), including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Swaps, in each case determined in accordance with GAAP.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, as applied by the Company and its Subsidiaries on a consistent basis.

          "GOVERNING DOCUMENTS" means, with respect to any corporation, limited liability company or partnership (a) the articles/certificate of incorporation (or the equivalent formation documents) of such corporation or limited liability company, (b) the partnership agreement executed by the partners in the partnership, (c) the by-laws (or the equivalent organizational documents) of the corporation, limited liability company or partnership and (d) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's capital stock or such limited liability company's or partnership's equity or ownership interests.

          "GOVERNMENTAL AUTHORITY" means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any jurisdiction in which any Obligor conducts all or any part of its business, or which asserts jurisdiction over any properties of such Obligor, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

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                                                                [EXECUTION COPY]

          "GUARANTOR" and "GUARANTORS" are defined in the recitals to this Agreement.

          "GUARANTY OBLIGATION" means, with respect to any Person, any obli-gation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person: (a) to purchase such indebtedness or obligation or any property constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof. In any computation of the indebtedness or other liabilities of the obligor under any Guaranty Obligation, the indebtedness or other obligations that are the subject of such Guaranty Obligation shall be assumed to be direct obligations of such obligor.

          "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

          "HIGHEST LAWFUL RATE" means, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of Texas (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Note Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under the laws of the State of Texas (or such other jurisdiction's law), in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and any

                                                                [EXECUTION COPY]

other Note Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

          "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 2.02.
------------

          "INDEBTEDNESS" with respect to any Person means, at any time, without duplication, (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock; (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (f) Swaps of such Person; and
(g) any Guaranty Obligation of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof. Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

          "INSOLVENCY EVENT" means any of the events described in paragraphs (g) and (h) of Section 8.01.
           ------------

          "INVESTMENT" means, with respect to any Person, (a) any purchase or other acquisition by that Person of securities, or of a beneficial interest in securities, issued by any other Person, (b) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (c) any loan, advance or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

          "ISSUER" and "ISSUERS" are defined in the preamble to this Agreement.

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                                                                [EXECUTION COPY]

          "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "LINES OF BUSINESS" means any of (a) the provision of drilling or workover services, (b) the provision of any other oilfield services to Persons in the oil and gas industry and (c) the manufacture, production, distribution or sale of any products for use in the oil and gas industry.

          "MATERIAL" means material in relation to the business, operations, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole, or (b) the ability of any Obligor to perform its obligations under this Agreement, the Notes or the other Note Documents, or (c) the validity or enforceability of this Agreement, the Notes or the other Note Documents.

          "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "NET CASH PROCEEDS" means, with respect to any Asset Sale, the aggregate amount of cash consideration received by the Company or any of its Subsidiaries in connection with such Asset Sale after deduction of taxes paid or payable in connection with such Asset Sale and of all fees, costs and expenses actually incurred by the Company or such Subsidiary in connection therewith.

          "NOTE DOCUMENTS" means, collectively, this Agreement, the Notes, the Contribution Agreement, the Warrants, the Warrant Agreement, the Registration Rights Agreement, the Subordination Agreement and all other documents, agreements, instruments, opinions and certificates now or hereafter delivered in connection herewith or therewith (other than the Acquisition Agreement, the documents related thereto and the documents evidencing the Bank Credit Facilities).

          "NOTES" is defined in the recitals to this Agreement.

                                                                [EXECUTION COPY]

          "OBLIGATIONS" means all present and future obligations and liabilities of any Obligor arising under or in connection with any Note Document, due or to become due to any Holder or any other Person entitled to indemnification pursuant to Section 9.13, or (to the extent permitted by the Note Documents) any
            ------------
of their respective successors, transferees or assigns, and shall include, without limitation, (i) unpaid principal and interest under the Notes (including interest accruing on or after the occurrence of an Insolvency Event, whether or not allowed as a claim in any proceeding relating to the Insolvency Event), (ii) fees, expenses and indemnification and expense reimbursement obligations arising under any of the Note Documents, and (iv) the obligations of the Guarantors arising under Article III of this Agreement.
              -----------

          "OBLIGOR" means any Issuer or any Guarantor and "OBLIGORS" means all of the Issuers and Guarantors.

          "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of any Obligor whose responsibilities extend to the subject matter of such certificate.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "PERMITTED BUSINESS INVESTMENTS" means (i) Investments by the Company or any Wholly Owned Subsidiary in any Person which, immediately prior to the making of such Investment, is a Wholly Owned Subsidiary, (ii) Investments in the Company by any Wholly Owned Subsidiary, (iii) loans and advances to officers, directors and employees of the Company and its Subsidiaries for travel, entertainment and moving and other relocation expenses made in direct furtherance and in the ordinary course of business, (iv) Investments and payments to any employee, officer or director of the Company or any of its Subsidiaries pursuant to Plans or compensation arrangements entered into in the ordinary course of business and approved by the Board of Directors of the Company or such Subsidiary or payments, contributions or transactions relating to such Plans, (v) Investments permitted under Sections 7.02 and 7.05, (vi) to
                                               -------------     ----
the extent that no Default or Event of Default then exists or would result therefrom, Investments in any Person to the extent the consideration paid consists of common stock of the Company and (vii) to the extent that no Default or Event of Default then exists or would result therefrom, the acquisition of capital stock, obligations or securities of (A) a Wholly Owned Subsidiary or (B) a Person that is engaged primarily in a business described in the definition of Lines of Business and after giving effect to the Investment becomes a Subsidiary; provided, that the aggregate principal amount of loans and advances
            --------
made pursuant to clauses (iii) above shall not exceed $1,000,000 at any time outstanding.

                                                                [EXECUTION COPY]

          "PERMITTED INVESTMENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States,
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, (iii) commercial paper or other corporate short term obligations of corporations, the commercial paper of which has, at the time of acquisition, no less than an investment grade rating obtainable from either Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.) or Moody's Investor's Service, Inc., (iv) demand deposits, certificates of deposit (including Eurodollar certificates of deposit) or bankers' acceptances issued by commercial banks, savings and loans or other financial institutions organized under the laws of the United States of America or any state thereof or the District of Columbia, each having capital and surplus of, in the case of any such institution organized under the laws of the United States or any political subdivision thereof, not less than $100,000,000 or, in the case of any such institution organized under the laws of any foreign jurisdiction, not less than $500,000,000 ("QUALIFYING BANKS"), (v) repurchase agreements and reverse repurchase agreements with Qualifying Banks, (vi) money market funds organized under the laws of the United States of America or any state thereof and administered by securities dealers of recognized national standing, (vii) any Investment permitted under the Bank Credit Facilities, (viii) any Investment in Persons that are Wholly-Owned Subsidiaries of the Company; (ix) negotiable instruments endorsed for deposit or collection or similar instruments in the ordinary course of business, (x) any Investment outstanding on the date of this Agreement, as set forth on Schedule 1.01-A, and any extension, renewal,
                           ---------------
refinancing or deferral of such Investment provided that such extension, renewal, refinancing or deferral does not increase the amount of such Investment outstanding on the date of such extension, renewal, refinancing or deferral and
(xi) Permitted Business Investments.

          "PERMITTED LIENS" means (i) Liens (other than Liens arising under ERISA or any Environmental Laws) for taxes, assessments or governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (iii) purchase money mortgages, pledges or other Liens upon, or obligations under Capital Leases related to, any property acquired by a Person to effect the acquisition of such property, including, without limitation, Liens incurred, assumed or taken subject to in

                                                                [EXECUTION COPY]

connection with the acquisition of inventory or other goods used in the ordinary course of business of such Person, any industrial development bonds issued in connection with the acquisition of facilities, related letters of credit and Liens securing such letters of credit; provided, however, that no such mortgage, pledge, Lien or Capital Lease obligation shall extend to or cover any other property; (iv) Liens (other than Liens imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (v) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (vi) attachment or judgment Liens not giving rise to a Default or an Event of Default; (vii) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of any Obligor; (viii) leases or subleases, including contract drilling and dayrate drilling contracts, granted to others not interfering in any material respect with the ordinary conduct of the business of any Obligor; (ix) any interest or title of a lessor in goods leased by such lessor to any Obligor under any lease permitted under the Bank Credit Facilities; (x) Liens securing Indebtedness of a Person at the time such Person is acquired by or becomes a Subsidiary of the Company (whether by merger, consolidation or otherwise), to the extent such Indebtedness is permitted under this Agreement; (xi) Liens securing Swaps entered into in connection with the Bank Credit Facilities; (xii) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of any Obligor on deposit with or in possession of such bank; (xiii) additional Liens securing other Indebtedness permitted hereby encumbering Property having a fair market value not in excess of $1,000,000 at any one time; and (xiv) any renewal of or substitution for any of the foregoing, provided that
                                                                   --------
such renewed or substituted Liens do not encumber Property other than that encumbered by the original Lien. All Liens in existence on the date of this Agreement are set forth on Schedule 1.01-B.
                           ---------------

          "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any Obligor or any ERISA Affiliate or with respect to which any Obligor or any ERISA Affiliate may have any liability.

                                                                [EXECUTION COPY]

          "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

          "PRODUCTIVE ASSETS" means assets of a kind then used or usable in any Line of Business and shall include assets consisting of at least a majority of the voting stock of a Person primarily engaged in a Line of Business.

          "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement of even date herewith between the Company and the Purchaser, as the same may be amended, supplemented or otherwise modified from time to time.

          "REQUIRED HOLDERS" means, at any time, the Holders of more than fifty percent in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

          "REQUIREMENT OF LAW" means (a) the Governing Documents of a Person,
(b) any law, treaty, rule, regulation, order or determination of an arbitrator, court or other Governmental Authority or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

          "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of any Obligor with responsibility for the administration of the relevant portion of this Agreement or any Note Document.

          "SECURITIES" means the Notes, the Warrants and the common stock of the Company issuable upon exercise of the Warrants.

          "SECURITIES ACT" means the Securities Act of 1933.

          "SENIOR FINANCIAL OFFICER" means, with respect to any Obligor, the chief financial officer, principal accounting officer, treasurer or comptroller of such Obligor.

          "SENIOR INDEBTEDNESS" means all of the following Indebtedness of the Company and its Subsidiaries designated as "Senior Indebtedness" by the Company or such Subsidiary (unless such Indebtedness is expressly junior or subordinated in right of

                                                                [EXECUTION COPY]

payment to any item of Senior Indebtedness), whether outstanding on the date of this Agreement or thereafter, in each case in an amount not in excess of that permitted to be incurred hereunder: (a) Indebtedness under the Bank Credit Facilities, (b) Indebtedness under Capital Leases, (c) Indebtedness under working capital loan or receivables facilities and (d) Indebtedness incurred for the purpose of acquiring Property (including capital stock) of a Person, including Indebtedness incurred to refinance such Indebtedness. Senior Indebtedness shall not include (i) any amount or other obligations under or relating to any operating lease, (ii) any accounts payable or other obligations owing to trade creditors created or assumed by the Company or any of its Subsidiaries, (iii) any tort liability and any liability for federal, state, local or other taxes or other governmental charges or claims of whatever nature (including any environmental charges or claims), (iv) any Indebtedness of any Obligor to any other Obligor or any Subsidiary or Affiliate thereof or (v) any Indebtedness or other obligations (A) owing, directly or indirectly, to any Person under or in respect of any employee benefit plan, whether pursuant to ERISA or otherwise or (B) owing, directly or indirectly, to employees of the Company or any Subsidiary.

          "SOUTHLAND" means Southland Drilling Company, Ltd. a Texas limited partnership.

          "SUBORDINATION AGREEMENT" means the Subordination and Intercreditor Agreement of even date herewith among the Purchaser, the Obligors and Mellon Bank, N.A., as the same may be amended, modified or replaced from time to time.

          "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          "SUBSIDIARY GUARANTOR" is defined in Section 3.11.
                                               ------------

          "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency.

                                                                [EXECUTION COPY]

For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

          "TRANSACTION DOCUMENTS" means, collectively, (a) the Note Documents,
(b) the Acquisition Agreement and the documents related thereto and (c) the documents from time to time evidencing the Bank Credit Facilities.

          "TRIAD" is defined in the preamble to this Agreement.

          "UNIVERSAL" is defined in the preamble to this Agreement.

          "UTICO" is defined in the recitals to this Agreement.

          "WARRANT AGREEMENT" is defined in the recitals to this Agreement.

          "WARRANTS"  is defined in the Recitals to this Agreement.

          "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

          1.02. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided, that if such period commences on the last
                          --------
day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

                                                                [EXECUTION COPY]

          1.03. ACCOUNTING TERMS. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

          1.04. REFERENCES TO THIS AGREEMENT. The words "hereof", "herein", "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, clause, schedule and exhibit references herein are references to articles, sections, subsections, clauses, schedules and exhibits to this Agreement unless otherwise specified.

          1.05. MISCELLANEOUS TERMS. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice
                                                                         ----
versa, unless otherwise specified.  The term "including" is by way of example
-----
and not limitation. A Default or an Event of Default shall "continue" or be "continuing" until such Default or Event of Default has been waived in accordance with Section 9.03. A reference to a statute, ordinance, code or
                ------------
other Requirement of Law includes rules, regulations or guidance promulgated thereunder and consolidations, amendments, re-enactments or replacements of, or successors to, any of them. A reference to a Person includes a reference to the Person's executors, administrators, successors, substitutes and assigns.


                                  ARTICLE II
                                   THE NOTES

          2.01. SALE AND PURCHASE OF NOTES. Subject to the terms and conditions of this Agreement, the Issuers will issue and sell to the Purchaser and the Purchaser will purchase from the Issuers, at the Closing provided for in
Section 4.01, Notes in the principal amount of $25,000,000 at the purchase price
------------
of $24,500,000, it being agreed and understood that the difference between the principal amount of the Note issued to the Purchaser on the Closing Date and the amount to be funded by the Purchaser in respect of the purchase price shall be treated by all parties to this Agreement as original issue discount for all purposes. The Issuers' obligations under the Notes are joint and several obligations, and any Holder may exercise any of its rights and remedies under the Note Documents against any or all of the Issuers.

                                                                [EXECUTION COPY]

          2.02. REGISTRATION OF NOTES. Each Issuer hereby acknowledges and makes the Notes a registered obligation for United States withholding tax purposes. The Company, on behalf of the Issuers, shall be the registrar for the Notes (the "REGISTRAR") with full power of substitution. In the event the Registrar becomes unable or unwilling to act as registrar under this Agreement, the Company shall reasonably designate a successor Registrar. Each Holder who is a foreign person, by its acceptance of its Note(s), hereby agrees to provide the Company, for the benefit of the Issuers, with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such Holder, participants or other affiliates who are holders of beneficial interests in the Notes. Notwithstanding any contrary provision contained in this Agreement or any of the other Note Documents, neither the Notes nor any interests therein may be sold, transferred, hypothecated, participated or assigned to any Person except upon satisfaction of the conditions specified in this Section 2.02. Each Holder, by its acceptance of its Note(s), agrees to be
     ------------
bound by the provisions of this Section 2.02 and to indemnify and hold harmless
                                ------------
the Registrar against any and all loss or liability arising from the disposition by such Holder of the Notes or any interest therein in violation of this Section
                                                                         -------
2.02.  The Registrar shall keep at its principal executive office (or an office
----
or agency designated by it by notice to the last registered Holder) a ledger, in which, subject to such reasonable regulations as it may prescribe, but at its expense (except as specified below), it shall provide for the registration and transfer of the Notes. No sale, transfer, hypothecation, participation or assignment of any Note or any interest therein shall be effective for any purpose until it shall be registered on the books of the Registrar to be maintained for such purpose. The Registrar shall record the transfer of the Notes on the books maintained for this purpose upon receipt by the Registrar at the office or agency designated by the Registrar of (a) a written assignment of the Note(s) being assigned (or the applicable interest therein), (b) funds sufficient to pay any transfer taxes payable upon the making of such transfer as well as the cost of reviewing the documents presented to the Registrar, and (c) such evidence of due execution as the Registrar shall reasonably require. The Registrar shall record the transfer of the Notes on the books maintained for such purpose at the cost and expense of the assignee.

          2.03. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer reasonably acceptable to the Issuers, duly executed by the registered Holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), each Obligor shall execute and deliver, at such Obligor's expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder

                                                                [EXECUTION COPY]

may request and shall be substantially in the form of Exhibit A.  Each such new
                                                      ---------
Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Each Obligor may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of
                       --------
transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 5.02.
                                     ------------

          2.04. REPLACEMENT OF NOTES. Upon receipt by each Issuer and the Company of notice from any Holder of the ownership of and the loss, theft, destruction or mutilation of any Note held by such Holder, and

          (a) in the case of loss, theft or destruction, of a lost note indemnity agreement reasonably satisfactory to each Issuer and the Holder, or

          (b) in the case of mutilation, upon surrender and cancellation thereof and, to the extent reasonably necessary, a lost note indemnity agreement reasonably satisfactory to each Issuer and the Holder, each Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

          2.05.  PAYMENTS ON NOTES.

          (a)  Place of Payment; Surrender.  Payments of principal, interest and
               ---------------------------
     other amounts becoming due and payable on the Notes or under the Note Documents shall be made by the method and to the address or account specified with respect to any Holder by such method and at such address or account as such Holder shall have from time to time specified to each Obligor in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of any Obligor made concurrently with or promptly after payment or prepayment in full of any Note, the Holder of such Note shall surrender it for cancellation, reasonably promptly after any such request, to the Obligors at the Company's principal executive office. Prior to any sale or other disposition of any Note by any Holder or its nominee, such Holder will, at its election, either endorse thereon the amount of

                                                                [EXECUTION COPY]

     principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 2.03.
                       ------------

          (b)  Payments Due on Non-Business Days.  Anything in this Agreement or
               ---------------------------------
     the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

           2.06.  MANDATORY OFFERS TO REPURCHASE THE NOTES.

          (a)  Offer to Repurchase Notes upon a Change of Control.  Promptly and
               --------------------------------------------------
     in any event within ten Business Days after the occurrence of any Change of Control, the Issuers shall give written notice of such transaction or event to each Holder, which notice shall state the date of such Change of Control, shall describe such Change of Control in reasonable detail and shall contain an offer to prepay all Notes at the price specified below on the date therein specified (the "CHANGE OF CONTROL PREPAYMENT DATE"), which shall be a Business Day not less than 20 nor more than 30 Business Days after the date of such notice. Each Holder shall have the option to sell to the Issuers, and the Issuers hereby jointly and severally agree to repurchase as provided herein, any or all of the Notes then owned by such Holder, at a purchase price equal to 101% of the unpaid principal amount thereof, together with accrued interest thereon to and including the Change of Control Prepayment Date. Such option may be exercised by each Holder by written notice to the Issuers given not later than 10 days prior to the Change of Control Prepayment Date, specifying the aggregate principal amount of Notes which such Holder intends to sell to the Issuers. On the Change of Control Prepayment Date, each Holder which has accepted the Issuers' offer to repurchase the Notes shall deliver to the Issuers the Notes to be repurchased hereunder on such date against payment by the Issuers in full in immediately available funds of the purchase price therefor specified herein.

          (b) Upon consummation of any Asset Sale, the Company or a Subsidiary of the Company will apply the Net Cash Proceeds from such Asset Sale within 270 days after such Asset Sale (or in the case of an Asset Sale by or of Universal, within 365 days after such Asset Sale), as follows: (i) the Company or such Subsidiary shall reinvest such Net Cash Proceeds in Productive Assets; and/or (ii) the Company or such Subsidiary shall apply such Net Cash Proceeds to the permanent repayment of Senior Indebtedness (and the permanent reduction of any applicable commitment relating thereto); if any such Net Cash Proceeds are

                                                                [EXECUTION COPY]

     not invested or applied as described in clauses (i) and/or (ii) above (the excess of such Net Cash Proceeds over the amount thereof invested or applied as described in such clauses (i) and (ii) is hereinafter referred to as "EXCESS PROCEEDS"), the Issuers shall make an offer to purchase (an "ASSET SALE OFFER") from all Holders, an aggregate principal amount of Notes equal to such Excess Proceeds at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "ASSET SALE PURCHASE DATE"); provided, however,
                                                            --------  -------
     that the Issuers shall not be required to make an Asset Sale Offer in connection with any Asset Sale until such time as, and to the extent that, the aggregate book value of all assets sold, conveyed, leased, transferred or disposed of pursuant to such Asset Sale and all then previous Asset Sales consummated after the date of this Agreement exceeds $2,500,000.

          Notice of an Asset Sale Offer shall be mailed by the Issuers to the Holders not less than 25 days nor more than 45 days before an Asset Sale Purchase Date and the Asset Sale Offer is required to remain open for at least 20 Business Days. Such notice shall state the date of the Asset Sale and the Asset Sale Purchase Date and shall describe the Asset Sale in reasonable detail. Such option may be exercised by each Holder by written notice to the Issuers given not later than 10 days prior to the Asset Sale Purchase Date, specifying the aggregate principal amount of Notes which such Holder intends to sell to the Issuers. On or before the Asset Sale Purchase Date, each Holder electing to accept the Asset Sale Offer shall deliver to the Issuer the Notes to be repurchased hereunder on such date. On the Asset Sale Purchase Date the Issuers shall pay to each such Holder in full in immediately available funds the purchase price for such holder's Notes specified herein. Promptly following the Asset Sale Purchase Date, the Issuers shall deliver to each Holder electing to accept the Asset Sale Offer a new Note equal in principal amount to any unpurchased portion of the Note surrendered by such Holder. If less than all of the Notes tendered pursuant to an Asset Sale Offer are accepted for payment by the Issuers for any reason consistent with this Agreement, selection of the Notes to be purchased shall be made on a pro rata basis. To the extent the Asset Sale Offer is not fully subscribed to by holders of the Notes, the Company or such Subsidiary may retain such unutilized portion of the Excess Proceeds.

          (c) If any Note (or portion thereof) surrendered for repurchase on a Change of Control Prepayment Date or an Asset Sale Purchase Date shall not be so repurchased, such Note (or portion thereof) shall, until repurchased, continue (i) to be outstanding for all purposes of this Agreement and (ii) to bear interest to the extent permitted by applicable law from such Change of Control Prepayment Date or such Asset Sale Purchase Date, as the case may be, at the Default Rate.

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                                                                [EXECUTION COPY]

     The Issuers jointly and severally agree to pay to the Holder of any such Note the additional amounts arising from this Section 2.06(c) at the same
                                                   ---------------
     time that the applicable purchase price is paid to such Holder.

          2.07.  OPTIONAL PREPAYMENTS OF THE NOTES.

          (a)  Notice of Prepayment; Prepayment Amount.  Except as set forth
               ---------------------------------------
     below, the Notes may not be prepaid prior to the second anniversary of the Closing Date. Thereafter, the Issuers may, at their option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 or in incremental amounts of $1,000,000 in excess of that amount in the case of a partial prepayment, at price of (i) 105% of the principal amount so prepaid if such prepayment is to occur on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date (except to the extent provided in the immediately following sentence) or (ii) 100% of the principal amount so prepaid if such prepayment is to occur on or after the third anniversary of the Closing Date, in each case together with accrued and unpaid interest on the amount so prepaid. In the event that (x) the Company or any of its Subsidiaries desires to incur Indebtedness that would not be permitted by Section 7.05 and (y) the Required Holders do not
                         ------------
     consent to the incurrence of such Indebtedness, the Issuers may, at their option, upon notice as provided below but in any event not later than 90 days after the date the Obligors are notified of the failure by the Required Holders to consent to such incurrence, prepay all (but not part) of the Notes at a price of 100% of the principal amount of the Notes, together with accrued and unpaid interest thereon. Any Issuer making such prepayment will give each Holder of Notes written notice of each optional prepayment under this Section 2.07 not less than 30 days and not more than
                           ------------
     60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such Holder to be prepaid (determined in accordance with Section 2.07(b)), and
                                                         ---------------
     the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

          (b)  Allocation of Partial Prepayments.  In the case of each partial
               ---------------------------------
     prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, with adjustments, to the extent practicable, to compensate for any prior payments not made exactly in such proportion, but so that Notes

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                                                                [EXECUTION COPY]

     remaining outstanding after the prepayment are in the authorized denominations specified in this Agreement.

          (c)  Maturity; Surrender, etc.  In the case of each prepayment of
               -------------------------
     Notes pursuant to this Section 2.07, the principal amount of each Note to
                            ------------
     be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Issuers shall fail to pay such principal amount when so due and payable, together with the interest thereon as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company, for the benefit of the Issuers, and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

          2.08. PURCHASES OF NOTES. No Obligor will and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes (including any offer to purchase the Notes pursuant to Section 2.06). Each
                                                       ------------
Obligor will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes (except to the limited extent set forth in Section 2.06(b)).
                                                      ---------------

          2.09. NOTES SUBORDINATED TO BANK CREDIT FACILITIES. Each Holder, by its acceptance of its Notes, acknowledges that this Agreement and the Notes are subject to the terms of the Subordination Agreement which contains certain subordination provisions and is incorporated herein by reference. Notwithstanding any contrary statement contained in this Agreement or in the Notes (other than the provisions of Section 2.10), no payment on account of the
                                    ------------
principal of, premium, if any, or interest in the Notes shall become due or be paid except in accordance with the terms of the Subordination Agreement.

          2.10. TENDER OF NOTES TO PAY WARRANT EXERCISE PRICE. Each of the Obligors agrees that the Notes may be used, and credited at the principal amount thereof (or portion surrendered for this purpose) together with accrued interest to the date of exercise, by the Holders in making payment of the exercise price of the Warrants in lieu of cash.

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                                                                [EXECUTION COPY]

                                  ARTICLE III
                               GUARANTEE OF NOTES

          3.01. UNCONDITIONAL GUARANTEE. Each Guarantor hereby unconditionally jointly and severally guarantees for the benefit of each Holder the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the Obligations of the Issuers (including, without limitation, interest accruing following an Insolvency Event of any Issuer, at the applicable rate specified in this Agreement and the Notes, whether or not such interest is allowed as a claim in bankruptcy). At any time after the occurrence and during the continuance of an Event of Default, each Guarantor shall pay to each Holder, on demand and in immediately available funds, the full amount of the Obligations of the Issuers (including any portion thereof which is not yet due and payable). Each Guarantor further agrees to pay to each Holder, on demand and in immediately available funds, (a) all losses, fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys' and paralegals' fees, costs and expenses) paid or incurred by any Holder in: (i) enforcing or defending such Person's rights under or in respect of this Agreement, the Notes and any other Note Document and (ii) in collecting all or any part of the Obligations of the Issuers or the Guarantors and (b) interest on (i) the Obligations of the Issuers which do not constitute interest, (ii) to the extent permitted by applicable law, the Obligations of the Issuers which constitute interest, and (iii) the expenses described in clause (a) above, from the date of
                                              ----------
demand hereunder until paid in full at the Default Rate. Each Guarantor hereby agrees that its guaranty under this Article III is an absolute guaranty of
                                    -----------
payment and is not a guaranty of collection.

          3.02. GUARANTY ABSOLUTE. Each of the Guarantors agrees that its Obligations are independent of the Obligations of the Issuers and any other guarantor of all or any part of the Obligations, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against any Issuer or any of such other guarantors and whether or not any Issuer is joined in any such action or actions. The liability of each Guarantor under this Agreement shall be absolute and unconditional, and shall not be affected or released in any way, irrespective of:

          (a) the validity, enforceability, avoidance, novation or subordination of any of the Obligations, or any of the Note Documents;

          (b) the absence of any attempt by, or on behalf of, any Holder to collect, or to take any other action to enforce, all or any part of the Obligations whether from or against any Issuer, any other guarantor of the Obligations or any other Person;

                                                                [EXECUTION COPY]

          (c) the election of any remedy by, or on behalf of, any Holder with respect to all or any part of the Obligations;

          (d) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, any Holder with respect to any provision of any of the Note Documents;

          (e) the election by, or on behalf of, any Holder in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of
     Section 1111(b)(2) of the Bankruptcy Code;

          (f) any borrowing or grant of a security interest by any Issuer, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

          (g) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of any Holder for repayment of all or any part of the Obligations or any expenses described in Section 3.01;
                                                          ------------

          (h) any refusal of payment by any Holder, in whole or in part, from any Obligor or guarantor in connection with any of the Obligations, whether or not with notice to, or further asset by, or any reservation of rights against, the Guarantors;

          (i) any change, restructuring or termination of the corporate structure or existence of any Obligor, or any modification, compounding, compromise, settlement or release by any Holder or any other Person (or by operation of law or otherwise), collection or other liquidation of the Obligations or the liability of any Obligor, in whole or in part; or

          (j) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Issuer, any Guarantor or any other guarantor of such Obligations.

          3.03. ENFORCEMENT; APPLICATION OF PAYMENTS. Upon the occurrence and during the continuance of an Event of Default, the Holders may proceed directly and at once, without notice, against any Guarantor to obtain performance of and to collect and recover the full amount, or any portion, of the Obligations, without first proceeding against the applicable Issuers or any other Person. Subject only to the terms and provisions of this Agreement and the Notes, the Holders shall have the exclusive right to determine the application of payments and credits, if any, from the Guarantor, the

                                                                [EXECUTION COPY]

Issuers or from any other Person on account of the Obligations or any other liability of the Guarantor to any Holder, without affecting the liability of any Guarantor hereunder.

           3.04.  WAIVERS.  (a) Each of the Guarantors hereby waives:

               (i) diligence, presentment, demand of payment (except as expressly required under this Article III), filing of claims with a
                                        -----------
          court in the event of receivership or bankruptcy of any Issuer, protest or notice with respect to the Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Agreement and the Notes, the benefits of all statutes of limitation, and all other demands (except as expressly required under this Article III) whatsoever (and shall
                                           -----------
          not require that the same be made on any Issuer as a condition precedent to the Guarantor's Obligations hereunder);

               (ii) all notices of the existence, creation or incurring of new or additional indebtedness of any Issuer to any Holder;

               (iii) all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Obligations is due (except as expressly required under this Article III), notices of any and all proceedings
                              -----------
          to collect from the maker, any endorser or any other guarantor of all or any part of the Obligations, or from any other Person; and

               (iv) any defense based upon any Requirement of Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

          (b) Each of the Guarantors understands that it shall be liable for the full amount of its liability under this Agreement, notwithstanding any other reason impairing the right of such Guarantor or any Holder, to proceed against any Issuer or its property. Each Guarantor hereby waives all suretyship defenses it may have under any applicable Requirement of Law. The Holders may, without notice or demand and without affecting the liability of the Guarantors hereunder, from time to time, (i) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Obligations, or to otherwise modify, amend or change the terms of any of the Note Documents; (ii) to accept partial payments on all or any part of the Obligations; (iii) to take and hold security or collateral for the payment of all or any part of the

                                                                [EXECUTION COPY]

     Obligations, the guaranty of the Guarantors, or any other guaranties of all or any part of the Obligations or other liabilities of the Issuers, (iv) to exchange, enforce, waive and release any such security, collateral or guaranties; (v) to apply such security or collateral and direct the order or manner of sale thereof as in their reasonable discretion they may determine; and (vi) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Obligations, the guaranty of the Guarantors, any other guaranty of all or any part of the Obligations, and any security or collateral for the Obligations or for any such guaranty. Any of the foregoing may be done in any manner, without affecting or impairing the Obligations of the Guarantors hereunder.

          3.05. FINANCIAL INFORMATION. Each of the Guarantors hereby assumes responsibility for keeping itself informed of the financial condition of the applicable Issuers and any and all endorsers and/or other guarantors of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of such Obligations, or any part thereof, that diligent inquiry would reveal, and each of the Guarantors hereby agrees that none of the Holders shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event a Holder, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Holder shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information which such Holder, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to any Guarantor.

          3.06. REINSTATEMENT. Each of the Guarantors agrees that, to the extent that any Issuer, such Guarantor or any other guarantor of all or any part of the Obligations makes a payment or payments to any Holder, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Issuer, such Guarantor, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

          3.07. SUBROGATION, CONTRIBUTION, ETC. Until the Obligations have been paid in full in cash, each Guarantor hereby agrees not to assert (a) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against

                                                                [EXECUTION COPY]

any Issuer or any of its assets in connection with such Guarantor's guaranty of the Obligations or the performance by such Guarantor of its Obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including, without limitation, under Section 509 of the Bankruptcy Code), under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Issuer or (ii) any right to enforce, or to participate in, any claim, right or remedy any Holder now has of may hereafter have against any Issuer, and (b) any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of any of the Obligations.

          3.08.  TERMINATION.  Subject to Section 7.02, the guaranty of each
                                             ------------
Guarantor shall continue in full force and effect and may not be terminated or otherwise revoked until the Obligations shall have been fully paid in cash. If, notwithstanding the foregoing, any Guarantor shall have any right under applicable law to terminate or revoke its guaranty of the Obligations, such Guarantor agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by such Guarantor, is actually received by the Holders. Such notice shall not affect the right and power of any Holder to enforce rights arising prior to receipt thereof by the Holders.

          3.09. GUARANTY SUBORDINATED TO BANK CREDIT FACILITIES. Each Holder, by its acceptance of its Notes, acknowledges that the guaranty of the Guarantors under this Article III is subject to the terms of the Subordination Agreement
           -----------
which contains certain subordination provisions and is incorporated herein by reference. Notwithstanding any contrary statement contained in this Agreement or in the Notes, no payment on account of the obligations of the Guarantors hereunder shall become due or be paid except in accordance with the terms of the Subordination Agreement.

          3.10. ADDITIONAL GUARANTORS. In the event that, after the date hereof, the Company forms or acquires any direct or indirect Subsidiary (other than an Issuer) having assets in excess of $100,000, the Company shall cause such Subsidiary to become a Guarantor hereunder by executing a counterpart to this Agreement. Upon delivery of such counterpart to the Holders, notice of which is hereby waived by the other Guarantors, such Subsidiary shall be a Guarantor and shall be as fully a party hereto as if such Subsidiary were an original signatory hereof. Each Guarantor expressly agrees that its Obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Required Holders not to cause any Subsidiary of the Company to become a Guarantor hereunder. The provisions of this Agreement shall be fully effective as to any Guarantor that is or

                                                                [EXECUTION COPY]

becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

          3.11. LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY. Each Guarantor which is a direct or indirect Subsidiary of an Issuer (a "SUBSIDIARY GUARANTOR") and, by its acceptance of its Notes, each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal, state or foreign law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor irrevocably agree that the obligation of each Subsidiary Guarantor under its guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor which are not junior in right of payment to the Obligations and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor. The provisions of this Agreement shall be fully effective as to any Subsidiary Guarantor that is or becomes a party to this Agreement regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.


                                  ARTICLE IV
                                    CLOSING

          4.01. CLOSING OF PURCHASE AND SALE OF NOTES. The sale and purchase of the Notes to be purchased by the Purchaser shall occur at such place and time as the Issuer and the Purchaser may mutually agree (the consummation of such sale and purchase being referred to herein as the "CLOSING" and the date on which the Closing occurs being referred to herein as the "CLOSING DATE"). At the Closing each Obligor will deliver to the Purchaser the Notes in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as the Purchaser may request) dated the date of the Closing and registered in the Purchaser's name (or in the name of the Purchaser's nominee), against delivery by the Purchaser to each Obligor or its order of immediately available funds in the amount of $24,500,000 by wire transfer of immediately available funds to an account or accounts specified by the Issuers in a written notice to the Purchaser. If at the Closing the Issuers shall fail to tender such Notes to the Purchaser as provided above in this Section 4.01, or any of the
                                                 ------------
other conditions specified in Section 4.02 shall not have been fulfilled to the
                              ------------
Purchaser's satisfaction, the Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Purchaser may have by reason of such failure or such nonfulfillment.

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                                                                [EXECUTION COPY]

          4.02. ADDITIONAL CONDITIONS TO CLOSING. In addition to the conditions set forth in Section 4.01, the Purchaser's obligation to purchase and pay for
             ------------
the Notes to be sold to its at the Closing is subject to the fulfillment to the Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

          (a)  Delivery of Documents.  The Purchaser shall have received on or
               ---------------------
     before the Closing Date all of the following, each duly executed and acknowledged where appropriate and in form and substance satisfactory to the Purchaser:

               (i) this Agreement, together with all Schedules hereto which shall be true, complete and correct as of the Closing Date;

               (ii) the Warrants issued to the Purchaser, the Warrant Agreement and the Registration Rights Agreement;

               (iii) certified copies of the documents evidencing the Bank Credit Facilities;

               (iv)  the Subordination Agreement;

               (v)   the Contribution Agreement;

               (vi) a flow of funds memorandum, including a statement of sources and uses of the proceeds of the Notes, the Bank Credit Facilities and other amounts used to consummate the Acquisition;

               (vii) certified copies of the Acquisition Agreement and all material agreements executed in connection therewith;

               (viii) an Officer's Certificate of each Obligor, dated the Closing Date, certifying that the conditions specified in Sections 4.01,
                                                               -------------
     and 4.02 have been fulfilled;
         ----

               (ix) a certificate of the Secretary or Assistant Secretary of each Obligor certifying as to (A) the resolutions attached thereto and other corporate proceedings of such Obligor relating to the authorization, execution and delivery of the Transactional Documents to which it is a party; (B) the accuracy and currency of such Obligor's Governing Documents; and (C) the signatures of the officers of such Obligor authorized to execute the Note Documents to which it is a party;

                                                                [EXECUTION COPY]

               (x) favorable legal opinions from counsel for the Obligors, covering the matters set forth in Exhibit C and covering such other matters
                                       ---------
     incident to the transactions contemplated hereby as the Purchaser may reasonably request (and the Obligors hereby instruct their counsel to deliver such opinion to the Purchaser); and

               (xi) such additional documents as the Purchaser may reasonably request.

          (b)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of the Obligors in the Note Documents shall be correct when made and at the time of the Closing.

          (c)  Performance; No Default.  The Obligors shall have performed and
               -----------------------
     complied with all agreements and conditions contained in the Note Documents required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.01(n)) no
                                                            ---------------
     Default or Event of Default shall have occurred and be continuing.

          (d)  No Legal Impediments.  No law, regulation, order, judgment or
               --------------------
     decree of any Governmental Authority shall, and the Purchaser shall not have received any notice that litigation is pending or threatened which is likely to, enjoin, prohibit or restrain the consummation of the transactions evidenced by the Transaction Documents.

          (e)  Payment of Fees and Expenses.  Without limiting the provisions of
               ----------------------------
     Section 9.01, the Obligors shall have paid on or before the Closing the
     ------------
     fees, charges and disbursements of the Purchaser and the Purchasers' special counsel to the extent reflected in statements of the Purchaser and such counsel rendered to the Obligor at least one Business Day prior to the Closing.

          (f)  The Acquisition.
               ---------------

               (i)  The Purchaser shall be satisfied in all material respects
     (A) with the terms, form and substance of the Acquisition and the Acquisition Agreement and the documents executed or delivered in connection therewith, including, without limitation, the resolutions with respect to the Acquisition adopted by the respective boards of directors of the Company, Triad and Southland, (B) that the parties to the Acquisition have complied with all applicable Requirements of Law in connection with the

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                                                                [EXECUTION COPY]

     Acquisition, (C) that all conditions precedent to, and all consents necessary to permit, the Acquisition pursuant to the Acquisition Agreement shall have been satisfied or delivered, or waived with the prior written consent of the Purchaser, (D) that all Liens encumbering the assets being purchased in the Acquisition have been terminated (other than Permitted Liens) and (E) that the Acquisition Agreement has not been amended or modified without the prior written consent of the Purchaser and is in full force and effect; and

               (ii) Substantially simultaneously with the consummation of the transactions contemplated by this Agreement, Triad shall have acquired substantially all of the assets relating to the contract drilling business of Southland pursuant to the Acquisition Agreement in compliance with all applicable Requirements of Law.

          (g)  Bank Credit Facilities.  All conditions to the effectiveness of
               ----------------------
     the documents evidencing the Bank Credit Facilities (other than the issuance of the Notes) shall have been satisfied or waived on or prior to the Closing Date.


                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES

          5.01. REPRESENTATION AND WARRANTIES OF THE OBLIGORS. Each of the Obligors represents and warrants to the Purchaser as follows:

          (a)  Organization; Power and Authority.  Each Obligor is a corporation
               ---------------------------------
     duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Transaction Documents to which it is a party and to perform the provisions thereof.

          (b)  Authorization, etc.  Each of the Transaction Documents have been
               ------------------
     duly authorized by all necessary corporate action on the part of each Obligor

                                                                [EXECUTION COPY]

     which is a party thereto, and such Transaction Documents constitute, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c)  Disclosure.  This Agreement, the documents, certificates or other
               ----------
     writings delivered to the Purchaser by or on behalf of the Obligors in connection with the transactions contemplated hereby and the financial statements described in Section 5.01(e), taken as a whole, do not contain
                             ---------------
     any Material misstatement or Material omission except such as have been corrected in writing and delivered to the Purchaser. Except as described in Schedule 5.01(c), since December 31, 1996, there has been no change in
        ----------------
     the financial condition, operations, business, properties or prospects of any Obligor or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Purchaser by or on behalf of such Obligor specifically for use in connection with the transactions contemplated hereby.

          (d)  Organization and Ownership of Shares of Subsidiaries; Affiliates.
               ----------------------------------------------------------------

               (i)  Schedule 5.01(d) contains (except as noted therein) complete
                    ----------------
          and correct lists of each Obligor and its Subsidiaries, showing, as to such Persons, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by each Obligor and each other Subsidiary.

               (ii) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.01(d) as being
                                                       ----------------
          owned by each Obligor has been validly issued, are fully paid and nonassessable and are owned by each Obligor or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule
                                                                  --------
          5.01(d)).
          --------

               (iii) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.01(d) and customary limitations
                               ----------------
          imposed by

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                                                                [EXECUTION COPY]

          corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to each Obligor or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

          (e)  Financial Statements.  The Obligors have delivered to the
               --------------------
     Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries for the fiscal year ending December 31, 1996. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

          (f)  Compliance with Laws, Other Instruments, etc.  The execution,
               --------------------------------------------
     delivery and performance by each Obligor of the Transaction Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Obligor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement relating to the borrowing of money, any material lease or any other material agreement or instrument to which such Obligor is bound or by which such Obligor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Obligor or (iii) violate any provision of any Requirement of Law applicable to such Obligor.

          (g) Governmental Authorizations, etc.  No consent, approval or
              --------------------------------
     authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of this Agreement or the Notes.

          (h)  Litigation; Observance of Agreements, Statutes and Orders.
               ---------------------------------------------------------

               (i)  Except as disclosed in Schedule 5.01(h), there are no
                                           ----------------
          actions, suits or proceedings pending or, to the knowledge of any Obligor, threatened against or affecting such Obligor in any court or before any arbitrator of any kind or before or by any Governmental Authority that,

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                                                                [EXECUTION COPY]

          individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               (ii) None of the Obligors is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable Requirement of Law (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (i)  Taxes.  Each Obligor has filed all tax returns that are required
               -----
     to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which each Obligor, as the case may be, has established adequate reserves in accordance with GAAP. No Obligor knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The Federal income tax liabilities of each Obligor have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1993 and paid for all fiscal years up to and including the fiscal year ended December 31, 1996.

          (j)  Title to Property; Leases.  Each Obligor has good title to its
               -------------------------
     properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.01(e) or purported to have been acquired by such
                    ---------------
     Obligor after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens (other than Liens permitted by this Agreement). All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

          (k)  Licenses, Permits, etc.  Except as disclosed in Schedule 5.01(k),
               ----------------------                          ----------------
     each Obligor owns or possesses the right to use all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without

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                                                                [EXECUTION COPY]

     known conflict with the rights of others other than rights of licensors with respect to those items that subject to such licenses.

          (l)  Compliance with ERISA.
               ---------------------

               (i) Each Obligor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. No Obligor or any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by any Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to
          Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

               (ii) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in Section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in Section 3 of ERISA.

               (iii) No Obligor or any ERISA Affiliates have incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

               (iv) The expected postretirement benefit obligation (determined as of the last day of each Obligor's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of each Obligor is not Material.

                                                                [EXECUTION COPY]

               (v) The Obligors' execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.

          (m)  Private Offering by each Obligor.  None of the Obligors or anyone
               --------------------------------
     acting on their behalf has offered the Securities or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than institutional investors. None of the Obligors or anyone acting on its behalf has taken, or will take, any action that would subject the initial issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act.

          (n)  Use of Proceeds; Margin Regulations.  The Obligors will apply the
               -----------------------------------
     proceeds of the sale of the Notes to partially finance the Acquisition, to pay costs and expenses incurred by the Obligors in connection with the Transaction Documents and to refinance certain Indebtedness. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve each Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

          (o)  Existing Indebtedness; Future Liens.
               -----------------------------------

               (i)  Except as described therein, Schedule 5.01(o) sets forth a
                                                 ----------------
          complete and correct list of all outstanding Indebtedness of each Obligor as of the Closing Date. None of the Obligors is in default in the payment of any principal or interest on any Indebtedness of such Obligor and no event or condition exists with respect to any Indebtedness of such Obligor that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                                                                [EXECUTION COPY]

               (ii)  Except as disclosed in Schedule 5.01(o), none of the
                                            ----------------
          Obligors has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien other than a Permitted Lien.

          (p)  Foreign Assets Control Regulations, etc.  Neither the sale of the
               ---------------------------------------
     Notes by the Issuers hereunder nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

          (q)  Status under Certain Statutes.  None of the Obligors is subject
               -----------------------------
     to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

          (r)  Environmental Matters.  None of the Obligors has knowledge of any
               ---------------------
     claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against such Obligor or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Purchaser in writing,

               (i) none of the Obligors has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect; and

               (ii) all buildings on all real properties now owned, leased or operated by each Obligor is in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

                                                                [EXECUTION COPY]

          (s)  Labor Matters.  There is (a) no unfair labor practice complaint
               -------------
     pending against any Obligor or, to the best knowledge of such Obligor, threatened against it, before the National Labor Relations Board or any state or local labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against such Obligor or, to the best knowledge of such Obligor, threatened against it and (b) no strike, labor dispute, slowdown or stoppage pending against any Obligor or, to the best knowledge of such Obligor, threatened against it, except for such actions specified in clause
     (a) or (b) above which, singly or in the aggregate, will have or could reasonably be expected to have a Material Adverse Effect.

          (t)  Solvency.  After giving effect to the transactions contemplated
               --------
     by the Transaction Documents, (a) the fair market value of the assets of each Obligor is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); (b) the present fair saleable value of the assets of each Obligor is greater than its probable liability on its existing debts as such debts become absolute and matured; (c) each Obligor is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and (d) each Obligor has capital sufficient to carry on its business as conducted and as proposed to be conducted.

          (u)  The Acquisition.
               ---------------

               (i) All conditions precedent to, and all consents necessary to permit, the Acquisition pursuant to the Acquisition Agreement and the related documents have been satisfied or delivered, or waived with the prior written consent of the Purchaser, and no material breach of any term or provision of any such document has occurred and no action has been taken by any competent authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the Acquisition or the purchase of the Notes.

               (ii) After giving effect to the Acquisition, Triad will have acquired the assets to be purchased under the Acquisition Agreement in compliance with all applicable Requirements of Law.

          5.02. REPRESENTATIONS OF THE PURCHASER. The Purchaser severally and not jointly represents and warrants to the Issuers as follows:

                                                                [EXECUTION COPY]

          (a)  No Registration.  The Securities are not registered under the
               ---------------
     Securities Act or any state securities laws; it understands that the offering and sale of the Securities are intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warrantees and agreements contained in this Agreement; and the Purchaser understands that the Securities will bear a legend to that effect.

          (b)  Accredited Investor.  With respect to the transaction evidenced
               -------------------
     by this Agreement and the Securities, the Purchaser is an accredited investor within the meaning of Regulation D under the Securities Act, and it has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information contained in the Exchange Act reports described in Section 6.01(c) and other sources of information
                          ---------------
     (including this Agreement) to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect thereto.

          (c)  Purchase for Investment.  The Purchaser is acquiring the
               -----------------------
     Securities solely for its own account for investment and not with a view to resale or distribution.

          (d)  Authorization, etc.  This Agreement has been duly authorized,
               -------------------
     executed and delivered by the Purchaser.

          (e)  ERISA Matters.  In connection with its purchase of the Notes and
               -------------
     the Warrants, none of the funds being used by the Purchaser to purchase the Notes and the Warrants include "plan assets" as such term is defined in ERISA.


                                  ARTICLE VI
                      REPORTING AND AFFIRMATIVE COVENANTS

          Each Obligor covenants that so long as any of the Notes are outstanding:

          6.01 FINANCIAL AND BUSINESS INFORMATION The Obligors shall deliver to each Holder of Notes:

          (a)  Quarterly Statements.  Within 60 days after the end of each quar-
               --------------------
     terly fiscal period in each fiscal year of the Company and its Subsidiaries (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                                                                [EXECUTION COPY]

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of
          --------
          copies of each Obligor's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 6.01(a);
                               ---------------

          (b)  Annual Statements.  Within 105 days after the end of each fiscal
               -----------------
     year of the Company, duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                    (A) by an opinion thereon of independent certified public
               accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                                                                [EXECUTION COPY]

                    (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of each Obligor's Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause
               (B) above, shall be deemed to satisfy the requirements of this
               Section 6.01(b);
               ---------------

          (c)  SEC and Other Reports.  Promptly upon their becoming available,
               ---------------------
     each financial statement, report (including the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange
     Act), notice or proxy statement sent by any Obligor to public securities Holders generally, and each regular or periodic report, each registration statement other than registration statements on Form S-8 or any successor form (without exhibits except as expressly requested by such Holder), and each final prospectus and all amendments thereto filed by such Obligor with the Securities and Exchange Commission;

          (d)  Notice of Default or Event of Default.  Promptly, and in any
               -------------------------------------
     event within five Business Days after a Responsible Officer of any Obligor becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
     Section 8.01(f), a written notice specifying the nature and period of
     ---------------
     existence thereof and what action such Obligor is taking or proposes to take with respect thereto;

          (e)  Notices from Governmental Authority.  Promptly, and in any event
               -----------------------------------
     within 30 days of receipt thereof, copies of any notice to any Obligor from any Federal or state Governmental Authority relating to any order, ruling, statute or

                                                                [EXECUTION COPY]

     other law or regulation that could reasonably be expected to have a Material Adverse Effect;

          (f)  Notices regarding Senior Indebtedness.  Promptly upon becoming
               -------------------------------------
     aware of the existence of any default or event of default under any Senior Indebtedness, a written notice specifying the nature and period of existence thereof and what action such Obligor is taking or proposes to take with respect thereto; and

          (g)  Requested Information.  With reasonable promptness, such other
               ---------------------
     data and information relating to the business, operations, affairs, financial condition, assets or properties of any Obligor or relating to the ability of such Obligor to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Holder of Notes.

          6.02. OFFICER'S CERTIFICATE. Each set of financial statements delivered to a Holder of Notes pursuant to Section 6.01(a) or Section 6.01(b)
                                           ---------------    ---------------
hereof shall be accompanied by a certificate of a Senior Financial Officer of each Obligor setting forth:

          (a)  Covenant Compliance.  The information (including detailed
               -------------------
     calculations) required in order to establish whether the Obligors were in compliance with the requirements of Section 7.04 and Section 7.05,
                                         ------------     ------------
     inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b)  Event of Default.  A statement that such officer has reviewed the
               ----------------
     relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of Obligors from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of any Obligor to comply with any Environmental Law), specifying the nature and period of existence thereof and what action such Obligor shall have taken or proposes to take with respect thereto.

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                                                                [EXECUTION COPY]

          6.03. INSPECTION. Each Obligor shall permit the representatives of each Holder:

          (a)  No Default.  If no Default or Event of Default then exists, at
               ----------
     the expense of the applicable Holder and upon reasonable prior notice to such Obligor, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the officers of the Company and, if resident in such office, the officers of its Subsidiaries, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, all at such reasonable times and as often as may be reasonably requested; and

          (b)  Default.  If a Default or Event of Default then exists, at the
               -------
     expense of the applicable Obligor to visit and inspect any of the offices or Properties of such Obligor, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision each Obligor authorizes said accountants to discuss the affairs, finances and accounts of such Obligor), all at such times and as often as may be requested.

          6.04. COMPLIANCE WITH LAW. Each Obligor will comply with all Requirements of Law to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, in each case to the extent necessary to ensure that non-compliance with such Requirements of Law or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.05. INSURANCE. Each Obligor will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance (which may include self-insurance as is customary in businesses similarly situated to the Company and its Subsidiaries) with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

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                                                                [EXECUTION COPY]

          6.06. MAINTENANCE OF PROPERTIES. Each Obligor will maintain and keep, or cause to be maintained and kept, their respective properties in normal working order and condition (other than ordinary wear and tear) such that, in the reasonable judgment of such Obligor, the business carried on in connection therewith may be properly conducted at all times, provided that this Section
                                                  --------
shall not prevent such Obligor from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such Obligor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.07. PAYMENT OF TAXES AND CLAIMS. Each Obligor will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of any Obligor, provided that none of the Obligors need pay any such tax or assessment or claims
--------
if the amount, applicability or validity thereof is contested by such Obligor on a timely basis in good faith and in appropriate proceedings, and such Obligor has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          6.08. CORPORATE EXISTENCE, ETC. Except to the extent permitted by this Agreement, each Obligor will at all times preserve and keep in full force
and effect the corporate existence   and all rights and franchises of such
Obligor unless, in the good faith judgment of such Obligor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

          6.09. MAINTENANCE OF BOOKS AND RECORDS. Each Obligor will make and keep books, records and accounts in which full, true and correct entries in accordance with GAAP and in material compliance with all Requirements of Law.

          6.10. MAINTENANCE OF LINES OF BUSINESS. Each Obligor will, and will cause its Subsidiaries to, devote substantially all of their respective time to, and deploy substantially all of their respective Material assets owned or used by such Obligor or Subsidiary in, Lines of Business as conducted by the Obligors on the date of this Agreement and businesses reasonably related thereto.

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                                                                [EXECUTION COPY]

          6.11. PRIVATE PLACEMENT NUMBERS. At the request of any Holder, the Issuers shall assist such Holder in obtaining a Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) for the Notes.


                                  ARTICLE VII
                               NEGATIVE COVENANTS

          Each Obligor covenants that so long as any of the Notes are outstanding:

          7.01. TRANSACTIONS WITH AFFILIATES. No Obligor will enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than another Obligor), except (a) transactions entered into in the ordinary course and pursuant to the reasonable requirements of each Obligor's business and upon fair and reasonable terms no less favorable to such Obligor than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate, (b) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company, (c) loans and advances to officers, directors and employees of the Company and its Subsidiaries for travel, entertainment and moving and other relocation expenses made in direct furtherance and in the ordinary course of business of the Company and its Subsidiaries (to the extent otherwise permitted by this Agreement), (d) any other transaction with any employee, officer or director of the Company or any of its Subsidiaries pursuant to employee benefit or compensation arrangements entered into in the ordinary course of business and approved by the Board of Directors of the Company or such Subsidiary, (e) the making of any Restricted Payment otherwise permitted by this Agreement and (f) if no Default or Event of Default under Section 8.01(a) or Section 8.01(b) has occurred and is
                          ---------------    ---------------
continuing (without giving effect to any provision of the Subordination Agreement which would prohibit any Obligor from making a payment required to be made hereunder), customary investment banking or similar transactions with an Affiliate approved by a majority of non-interested members of the Board of Directors of the Company or such Subsidiary.

          7.02. MERGER, CONSOLIDATION, ASSET SALES, ETC. The Company will not consolidate with or merge with or into any other corporation and the Company will not, and will not permit any Subsidiary to, be a party to any Asset Sale; provided, however, that:
--------  -------

          (a) the Company may permit any corporation to be merged into the Company or may consolidate with or merge into or sell, lease or otherwise

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                                                                [EXECUTION COPY]

     dispose of all or substantially all of the assets of the Company and its Subsidiaries to any corporation organized in the United States of America which expressly assumes in writing all obligations of the Company and its Subsidiaries under this Agreement, the Notes and the other Note Documents, if in any such case:

               (i) at the time of such merger, consolidation, sale, lease or other disposition and immediately after giving effect thereto, the Consolidated Net Worth of the surviving or resulting corporation of such merger or consolidation or the transferee or lessee of such assets (as the case may be) shall be not less than the Consolidated Net Worth of the Company immediately before giving effect to such merger, consolidation, sale, lease or other disposition;

               (ii) at the time of such merger, consolidation, sale, lease or other disposition and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

               (iii) at the time of such merger, consolidation, sale, lease or other disposition and immediately after giving effect thereto, the surviving or resulting corporation of such merger or consolidation or the transferee or lessee of such assets (as the case may be) would be permitted to incur at least $1 of additional Indebtedness pursuant to
          Section 7.05;
          ------------

          (b) any Subsidiary may merge or consolidate with or into the Company or any other Wholly Owned Subsidiary so long as (i) in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation and (ii) in any merger or consolidation involving one or more Wholly Owned Subsidiaries, the surviving or continuing corporation shall be a Wholly Owned Subsidiary; and

          (c) the Company and its Subsidiaries may make Asset Sales if (i) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of cash, Property readily convertible into cash or Productive Assets (or a combination thereof), (ii) such Asset Sale is for Fair Market Value, (iii) before and after the consummation of such Asset Sale and after giving effect thereto, the Company and its Subsidiaries would be permitted to incur at least $1 of additional Indebtedness under Section 7.05(h) and (iv) after giving effect to such
                        ---------------
     Asset Sale, at least two Issuers would remain obligated under the Notes.

                                                                [EXECUTION COPY]

Upon the sale of the capital stock or all or substantially all of the assets or other disposition (by merger or otherwise) of an Obligor (other than the Company or UTICO) to a Person other than the Company or another Obligor and pursuant to a transaction that is otherwise permitted by this Agreement, such Obligor shall be deemed released from all of its Obligations under the Note Documents; provided, however, that any such termination shall occur only to the extent that
--------  -------
all obligations of such Obligor under all of its other Indebtedness shall also terminate or be released. The Holders shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company certifying that such sale or other disposition was made by the Company or another Obligor, as the case may be, in accordance with this Agreement.

          7.03. RIGHT OF FIRST NEGOTIATION ON OTHER FINANCINGS. Neither the Company nor any Obligor shall sell, offer for sale or sell any Indebtedness other than (i) Indebtedness permitted by clauses (c) through (g) of Section
                                                                    -------
7.05, (ii) the Notes or (iii) the Bank Credit Facilities unless the Company
----
shall have offered to the Holders the right to provide such Indebtedness on terms acceptable to the Company or the applicable Obligor and the Holders shall not have committed in writing within ten (10) Business Days of such notice to provide such Indebtedness, subject to customary conditions. In addition, if after receiving such commitment, the Company or such Obligor shall not have been reasonably able to reach a definitive agreement for the financing within a reasonable period of time, as reasonably determined by the Company or such Obligor in good faith, the Company or such Obligor may offer and effect such financing from another party without further offering such opportunity to the Purchasers.

          7.04 RESTRICTED PAYMENTS AND INVESTMENTS. No Obligor shall, directly or indirectly, (a) make any Investment other than a Permitted Investment or (b) declare or pay any dividend (other than dividends payable solely in common stock of a such Obligor) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of any Obligor or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of a Credit Party or any of its Subsidiaries (each a "RESTRICTED PAYMENT"); provided, however, that, to the
                                            --------  -------
extent permitted by applicable law: (i) any Subsidiary of an Issuer may make Restricted Payments to any of the Issuers; and (ii) so long as no Default or Event of Default then exists or would otherwise result therefrom, Obligors may make a Restricted Payment if immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments expended subsequent to the date hereof (the amount so expended, if other than in cash, to be valued at its fair market value as determined by the Board of Directors of the Company, whose determination in good faith and evidenced by a board

                                                                [EXECUTION COPY]

resolution shall be conclusive) does not exceed an amount equal to the sum of
(A) fifty percent (50%) of the aggregate Consolidated Net Income of the Company and its Subsidiaries (or if such Consolidated Net Income shall be a loss, minus such loss) during the period (treated as one accounting period) subsequent to December 31, 1996 and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment, plus (B) the aggregate net
                                               ----
proceeds, including cash and the fair market value of property other than cash (as determined in good faith by the Board of Directors of the Company or the applicable Subsidiary, whose determination will be conclusive and evidenced by a board resolution), received by the Company or its Subsidiary from any Person (other than from the Company or another Subsidiary) as a result of the issuance or sale of stock of the Company, including any net proceeds received upon exercise of any rights, options or warrants, other than in connection with the conversion or exchange of any Indebtedness of the Company or such Subsidiary during such period, plus (C) fifty percent (50%) of the aggregate net proceeds,
                    ----
including cash and the fair market value of property other than cash (as determined in good faith by the Board of Directors of the Company or the applicable Subsidiary, whose determination will be conclusive and evidenced by a board resolution), received by the Company or its Subsidiary during such period from any Person (other than from the Company or another Subsidiary) as a result of the issuance or sale of any Indebtedness during such period. For purposes of any calculation pursuant to the preceding sentence that is required to be made within 60 days after the declaration of a dividend by the Company, such dividend shall be deemed to be paid at the date of declaration.

     Notwithstanding the foregoing, the above limitation shall not prevent (a) the consummation of the Acquisition; (b) any adjustment required under Section
3.1 of the Asset Purchase Agreement dated December 31, 1996 between the Company and Quarles Drilling Company; (c) the payment of any dividend within 60 days after the date of its declaration if at the time of declaration the payment would have complied with this Section 7.04; (d) the purchase, redemption,
                              ------------
acquisition or retirement of any shares of capital stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary) of, other shares of stock of the Company; (e) the purchase, redemption, defeasance or other acquisition or retirement of Indebtedness of the Company which is subordinate in right of payment to the Notes, in exchange for, by conversion into, or out of the net proceeds of the substantially concurrent issue or sale (other than to a Subsidiary) of stock of the Company; (f) purchases of common stock by the Company or a trust pursuant to any employee stock ownership or similar employee benefit plan of the Company that has been approved by the Board of Directors of the Company; or (g) payment of the redemption price not in excess of $.02 per right and an aggregate price not in excess of $300,000 with respect to any stockholders rights plan; provided, that no Default or Event of Default shall have occurred and be
--------
continuing at the time, or shall occur as a result, of any of the actions

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                                                                [EXECUTION COPY]

contemplated in clauses (c), (d) and (e) above; and provided, further, that the
                                                    --------  -------
full amount of any such payment, purchase, redemption, acquisition or retirement pursuant to the foregoing clauses shall be counted in the calculation of the aggregate amount of Restricted Payments expended pursuant to clause (ii) in the immediately preceding paragraph.

          7.05. LIMITATION ON ADDITIONAL INDEBTEDNESS. No Obligor shall, directly or indirectly, create, incur, issue, assume, guarantee or in any other manner become liable for, contingently or otherwise, or become responsible for (including through any merger or consolidation to which such Obligor is a party or through any other acquisition of any Person) the payment of (collectively, an "incurrence"), any obligations in respect of any Indebtedness or Guaranty, except (a) Indebtedness evidenced by the Notes and the Guarantors' Guaranty with respect thereto; (b) Indebtedness and Guaranties incurred under the Bank Credit Facilities in an aggregate amount not to exceed $50,000,000 at any time outstanding; (c) Indebtedness outstanding on the Closing Date; (d) Indebtedness of any Obligor to any other Obligor; (e) Swaps entered into in the ordinary course of business and not for the purpose of speculation; (f) Indebtedness in respect of performance bonds, surety bonds and letters of credit issued for the purpose of supporting performance obligations of such Obligor provided in the ordinary course of such Obligor's business, and any refinancings thereof; (g) Indebtedness arising from agreements providing for reasonable indemnification, adjustment of purchase price or similar obligations, or from guarantees, letters of credit, surety bonds or performance bonds securing any obligation of an Obligor which has been incurred or assumed in connection with the disposition of any business, assets of Subsidiary for the purpose of financing such acquisition, to the extent permitted by this Agreement; (h) any other Indebtedness if (i) no Default or Event of Default then exists or would result therefrom, (ii) after giving effect to the incurrence of such Indebtedness, the Company's Fixed Charge Coverage Ratio for the Company's four full fiscal quarters immediately following the date such additional Indebtedness is to be incurred is at least 1.0 to 1 and (iii) after giving effect to the incurrence of such Indebtedness, the ratio of Consolidated Total Indebtedness to Consolidated Total Capitalization for the Company's four full fiscal quarters immediately following the date such additional Indebtedness is to be incurred is at least
(A) with respect to any Indebtedness incurred from the Closing Date through the first anniversary thereof, 0.65 to 1 and (B) with respect to any Indebtedness incurred thereafter, 0.60 to 1; and (i) any Indebtedness which refinances, renews, extends or refunds any of the foregoing, provided that (i) the principal
                                                 --------
amount of the new Indebtedness does not exceed the principal amount of the Indebtedness so refinanced, renewed, extended or refunded, (ii) no Default or Event of Default would result from the incurrence of such replacement or refinancing Indebtedness and (iii) if the Indebtedness so refinanced, renewed, extended or refunded is secured, any Liens securing the new Indebtedness do not encumber Property other than that encumbered by

                                                                [EXECUTION COPY]

the Liens securing the original Indebtedness. For purposes of this Section, the required computations shall, in each case, be determined on a pro forma basis, as if the additional Indebtedness had been incurred at the beginning of such four-quarter period; provided, however, that Indebtedness of a Person existing
                     --------  -------
at the time such Person becomes a Subsidiary of any Obligor (whether by merger, consolidation, acquisition or otherwise) shall be deemed to incurred by such Subsidiary at the time it becomes a Subsidiary. Notwithstanding any other provision of this Section 7.05, the aggregate Indebtedness of all Obligors at
                  ------------
at any time outstanding shall not exceed the sum of (x) the aggregate principal amount of all Indebtedness of the Obligors outstanding as of the Closing Date, plus (y) $50,000,000.
----

          7.06. LIMITATION ON CREATION OF LIENS. No Obligor shall create, incur, assume or suffer to exist any Liens upon any of its assets unless the Obligations are equally and ratably secured (or secured prior to any other such Lien in the case of Indebtedness of such Obligor subordinated in right of payment to the Notes) by such Lien on such Obligor's assets (for as long as such Lien exists), except for (a) Liens existing as of the Closing Date and any renewals and extensions thereof, provided that the principal amount of
                                 --------
Indebtedness secured thereby shall not increase; (b) Liens in favor of an Issuer; (c) Permitted Liens; (d) Liens granted to secure Senior Indebtedness and
(e) Liens securing Indebtedness incurred in connection with the purchase or improvement of Property (i) that is secured solely by the Property purchased or improved, (ii) with respect to which the holder of such Indebtedness has recourse only to such Property and (iii) that is otherwise non-recourse (whether by contract or under applicable law) to any Person.

          7.07. RANK OF FUTURE INDEBTEDNESS. No Obligor shall incur, create, issue, assume, guarantee or acknowledge any agreement with respect to (i) any Indebtedness which is senior in right of payment to the Obligations and which by its terms is subordinate or junior in right of payment to any Senior Indebtedness, (ii) any Indebtedness convertible into equity securities of any Obligor unless such Indebtedness by its terms is also subordinate in right of payment to the Obligations, (iii) any Indebtedness (other than Indebtedness between Obligors permitted by Section 7.05) which by its terms is subordinate or
                              ------------
junior in right of payment to the Obligations or which constitutes mandatorily redeemable Preferred Stock and which has a maturity or redemption date or any installment, sinking fund, serial maturity or other required payment of principal prior to the scheduled maturity of the Notes and (iv) any Indebtedness (other than Senior Indebtedness and Indebtedness between Obligors permitted by
Section 7.05) which is structurally senior in right of payment to the
------------
Obligations.

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                                                                [EXECUTION COPY]

          7.08. WAIVER OF STAY, EXTENSION AND USURY LAWS. Each of the Issuers covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive such Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may materially affect the covenants or the performance of this Agreement or the Notes in a manner inconsistent with the provisions of this Agreement and (to the extent that it may lawfully do so) each Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted. This Section shall not prevent any Issuer from complying with any judgment or order of a court of competent jurisdiction which judgment or order was not sought by such Issuer.


                                 ARTICLE VIII
                        EVENTS OF DEFAULT AND REMEDIES

          8.01. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) any Obligor defaults in the payment of any principal on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) any Obligor defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) any Obligor defaults in the performance of or compliance with any term contained in Section 6.03, 6.04, 6.05, 6.06, 6.07, 6.08, 6.09 or 6.10
                       ------------  ----  ----  ----  ----  ----  ----    ----
     or Article VII; or
        -----------

          (d) any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 8.01) and such default is not remedied within 30
                     ------------
     days after the earlier of (i) a Responsible Officer of such Obligor obtaining actual knowledge of such default and (ii) such Obligor receiving written notice of such default from any Holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 8.01); or
                              ------------

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                                                                [EXECUTION COPY]

          (e) any representation or warranty made in writing by or on behalf of any Obligor or by any officer of any Obligor in any of the Note Documents or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) any Obligor is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $500,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

          (g) any Obligor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes a general assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or
     (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the applicable Obligor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor, or any such petition shall be filed against any Obligor and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against one or more of the Obligors and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

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                                                                [EXECUTION COPY]

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000, (iv) any Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) any Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) any Obligor establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of such Obligor thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect (as used in this Section 8.01(j), the terms "EMPLOYEE BENEFIT PLAN"
                             ---------------
     and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA); or

          (k) At any time, for any reason, any Note Document ceases to be in full force and effect or any Obligor seeks to repudiate its obligations thereunder (except for releases of the Obligors in connection with Section
                                                                        -------
     7.02).
     ----

          8.02.  REMEDIES ON EVENT OF DEFAULT, ETC.

          (a)  Acceleration.
               ------------

               (i) If an Event of Default with respect to any Obligor described in paragraph (g) or (h) of Section 8.01 (other than an Event of
                                     ------------
          Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

               (ii) If any Event of Default described in paragraph (a) or (b) of Section 8.01 has occurred and is continuing, any Holder or
             -------------
          Holders of Notes at the time outstanding affected by such Event of Default may at

                                                                [EXECUTION COPY]

          any time, at its or their option, by notice or notices to each Obligor, declare all the Notes held by it or them to be immediately due and payable.

               (iii) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to each Obligor, declare all the Notes then outstanding to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 8.02,
                                                             ------------
     whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

          (b)  Other Remedies.  If any Default or Event of Default has occurred
               --------------
     and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 8.02(a), the
                                                          ---------------
     Holder of any Note at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

          (c)  Rescission.  At any time after any Notes have been declared due
               ----------
     and payable pursuant to clause (b) or (c) of Section 8.02, the Required
                                                  ------------
     Holders, by written notice to each Obligor, may rescind and annul any such declaration and its consequences if (a) each Obligor has paid all overdue interest on the Notes, all principal of any Notes that are due and payable and are unpaid other than by reason of such declaration, all interest on such overdue principal and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 9.04, and (c) no judgment or decree
                                  ------------
     has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 8.02(c) will
                                                        ---------------
     extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

                                                                [EXECUTION COPY]

          (d)  No Waivers or Election of Remedies, Expenses, etc.  No course of
               -------------------------------------------------
     dealing and no delay on the part of any Holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of each Obligor under Section
                                                                        -------
     9.01, each Obligor will pay to the Holder of each Note on demand such
     ----
     further amount as shall be sufficient to cover all costs and expenses of such Holder incurred in any enforcement or collection under this Section
                                                                      -------
     8.02, including, without limitation, reasonable attorneys' fees, expenses
     ----
     and disbursements.


                                  ARTICLE IX
                                 MISCELLANEOUS

          9.01. EXPENSES, ETC. Whether or not the transactions contemplated hereby are consummated, each Obligor agrees, jointly and severally to pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Purchaser or Holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a Holder of any Note, and (b) the costs and expenses, including reasonable financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Obligor or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. Each Obligor will pay, and will save each Holder harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Holder). The obligations of each Obligor under this Section 9.01 will survive the payment or transfer of any
                   ------------
Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

                                                                [EXECUTION COPY]

          9.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Holder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder of a Note, regardless of any investigation made at any time by or on behalf of any Holder. This
Agreement and the Notes embody the entire agreement and understanding between each Holder and each Obligor and supersede all prior agreements and understandings relating to the subject matter hereof.

          9.03.  AMENDMENT AND WAIVER.

          (a)  Requirements.  This Agreement and the Notes may be amended, and
               ------------
     the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of each Obligor and the Required Holders, except that no amendment or waiver of any of the provisions of Sections 2.01, 4.01, 4.02 or 9.07
                                        ---------------------------------
     hereof, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing, and no such amendment or waiver may, without the written consent of all Holders affected thereby, subject to the provisions of Section 8.02 relating to
                                                    ------------
     acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes, change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, or amend any of Sections 8.01(a),
                                                               -----------------
     8.01(b), 8.02, 9.03 or 9.06.
     ---------------------------

          (b)  Delivery of Amendments, Waivers, etc.  Each Obligor will deliver
               -------------------------------------
     executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 9.03 to each Holder of
                                                 ------------
     outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Notes.

          (c)  Binding Effect, etc.  Any amendment or waiver consented to as
               -------------------
     provided in this Section 9.03 applies equally to all Holders of Notes and
                      ------------
     is binding upon them and upon each future Holder of any Note and upon each Obligor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between each Obligor and the Holder of any Note nor any delay in exercising any

                                                                [EXECUTION COPY]

rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note.

          (d)  Notes held by each Obligor, etc.  Solely for the purpose of
               --------------------------------
     determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by each Obligor or any of its Affiliates shall be deemed not to be outstanding.

          9.04. NOTICES. All notices and communications provided for hereunder shall be in writing and sent by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or by registered or certified mail with return receipt requested (postage prepaid), or by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent to the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.04):
                     ------------

          (a)  if to any Obligor, to it care of:

               UTI Energy Corp.
               485 Devon Park Drive, Suite 112
               Wayne, Pennsylvania 19087
               Attention:  P. Blake Dupuis
               Telecopier:  (610) 964-0141

               with a copy to:

               Fulbright & Jaworski L.L.P.
               1301 McKinney, Suite 5100
               Houston, Texas 77010-3095
               Attention:  Curtis W. Huff, Esq.
               Telecopier:  (713) 651-5246

                                                                [EXECUTION COPY]

          (b)  if to the Purchaser, to:

               Canpartners Investments IV, LLC
               c/o Canyon Partners Incorporated
               9665 Wilshire Boulevard
               Beverly Hills, California 90212
               Attention:  Scott Imbach
               Telecopier:  (310) 247-2701

               with a copy to:

               Sidley & Austin
               555 West Fifth Street
               Los Angeles, California 90013
               Attention:  Gary J. Cohen, Esq.
               Telecopier:  (213) 896-6600

          (c) if to any other Holder, to its address shown on the Note register to be maintained by the Company, on behalf of the Issuers, pursuant to
     Section 2.02.
     ------------

Notices under this Section 9.04 will be deemed given only when actually
                   ------------
received.

          9.05. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Holder, may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Holder may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any Holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 9.05 shall not prohibit each Obligor or any other Holder of Notes
     ------------
from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

                                                                [EXECUTION COPY]

          9.06   CONFIDENTIAL INFORMATION.  For the purposes of this Section
                                                                     -------
9.06, "CONFIDENTIAL INFORMATION" means information delivered to any Holder by or
----
on behalf of each Obligor in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Holder as being confidential information of each Obligor, provided that
                                                               --------
such term does not include information that (a) was publicly known to any Holder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by any Holder or any Person acting on behalf of any Holder, (c) otherwise becomes known to any Holder other than through disclosure by each Obligor or its representatives or (d) constitutes financial statements delivered to any Holder under Section 6.01 that are otherwise publicly
                              ------------
available. Each Holder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Holder in good faith to protect confidential information of third parties delivered to such Holder, provided that each Holder may deliver or disclose Confidential Information to
--------
its (i) directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 9.06,
                                                               ------------
(iii) any other Holder of any Note, (iv) any Person to which such Holder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 9.06), (v) any Person
                                                  ------------
from which such Holder offers to purchase any security of each Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 9.06), (vi) any
                                                  ------------
federal or state regulatory authority having jurisdiction over such Holder,
(vii) any nationally recognized rating agency that requires access to information about such Holder's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any Requirement of Law applicable to such Holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Holder's Notes and this Agreement. Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
Section 9.06 as though it were a party to this Agreement.  On reasonable request
------------
by each Obligor in connection with the delivery to any Holder of a Note of information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee), such Holder will enter into an agreement with each Obligor embodying the provisions of this Section 9.06.
                                 ------------

                                                                [EXECUTION COPY]

          9.07.  TRANSFERS OF NOTES.  Subject to the requirements of Section
                                                                     -------
2.02, the Purchaser and any subsequent Holder shall have the right to transfer
----
the Notes held by any such Person to any other Person, by written notice to the Obligors (c/o the Company), which notice shall be signed by both the Purchaser and such transferee, shall contain such transferee's agreement to be bound by this Agreement, the Notes and the Subordination Agreement and shall contain a confirmation by such transferee of the accuracy with respect to it of the representations set forth in Section 5.02. As a condition to any transfer of a
                             ------------
Note, the Issuers may require appropriate documentation to evidence compliance with applicable securities laws, including an opinion of counsel with respect thereto. Upon receipt of such notice, wherever the word "Purchaser" or "Holder" is used in this Agreement (other than in this Section 9.07), such word shall be
                                              ------------
deemed to refer to such transferee in lieu of the Purchaser or such Holder, as the case may be. Notwithstanding the foregoing, no Holder shall transfer the Securities to any Person engaged in a Line of Business. No transfer of any Note shall relieve the transferring Holder of its obligations under Section 9.06.
                                                               ------------

          9.08. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.

          9.09. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

          9.10. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          9.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

                                                                [EXECUTION COPY]

          9.12. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Texas excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          9.13. INDEMNIFICATION. Each Issuer hereby jointly and severally indemnifies and agrees to defend and hold harmless each Holder and its directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from its own gross negligence or willful misconduct) arising out of or by reason of (a) any actual or proposed use by any Issuer or any other Person of the proceeds of the Notes, (b) any litigation, investigations, claims or proceedings which arise out of or are in any way related to (i) the Note Documents or the transactions contemplated hereby or
(ii) any aspect of the Acquisition or any transaction arising under or relating to the Transaction Documents, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing, provided, that the
                                                         --------
Issuers shall not be liable under this Section for any amounts arising from disputes between any Holder and its Affiliates or arising from disputes resulting from any Holder's assignment or participation of any of its interests under any of the Note Documents and (c) any remedial or other action taken by an Obligor or any of the Holders in connection with compliance by any Obligor, or any of its properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON INDEMNIFIED HEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISING OUT OF OR RESULTING FROM THE SOLE OR CONCURRENT NEGLIGENCE OF SUCH PERSON. Without prejudice to the survival of any other Obligations of the Obligors hereunder and under the other Note Documents, the Obligations of each Obligor under this Section 9.13 will survive the payment or transfer of any
                   ------------
Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

          9.14. MAXIMUM RATE. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Note Document, the Obligors and the Holders hereby agree that all agreements among them under this Agreement and the other Note Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to any Holder for the use, forbearance, or detention of the money loaned to the Issuers and evidenced hereby or thereby or for the performance or

                                                                [EXECUTION COPY]

payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Agreement or any of the other Note Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance the any Holder should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Issuers. All sums paid or agreed to be paid to any Holder for the use, forbearance, or detention of the Obligations and other Indebtedness of the Issuers to the Holders, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section 9.14
                                                                   ------------
shall control every other provision of this Agreement and all agreements among the Obligors and the Holders.

                             *    *    *    *    *

                                                                [EXECUTION COPY]

          IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.


       ISSUERS:                       FWA DRILLING COMPANY, INC.
       -------


                                      By: ____________________________________
                                          Name:
                                          Title:

                                      INTERNATIONAL PETROLEUM
                                      SERVICE COMPANY


                                      By: ____________________________________
                                          Name:
                                          Title:

                                      TRIAD DRILLING COMPANY


                                      By: ____________________________________
                                          Name:
                                          Title:

                                      UNIVERSAL WELL SERVICES, INC.


                                      By: ____________________________________
                                          Name:
                                          Title:

                                      USC, INCORPORATED


                                      By: ____________________________________
                                          Name:
                                          Title:

                                                                [EXECUTION COPY]




                                      PANTHER DRILLING, INC. (formerly
                                      known as Viersen & Cochran Drilling
                                      Company)


                                      By: ____________________________________
                                          Name:
                                          Title:

GUARANTORS:                           UTI ENERGY CORP.
----------


                                      By: ____________________________________
                                          Name:
                                          Title:

                                      UTICO, INC.


                                      By: ____________________________________
                                          Name:
                                          Title:


PURCHASER:                            CANPARTNERS INVESTMENTS IV, LLC,
---------                             a California limited liability company

                                      By:  Canpartners Incorporated, a
                                           California corporation, its managing
                                           member



                                      By: ____________________________________
                                          Name:
                                          Title:

                                                                [EXECUTION COPY]

                                                       EXHIBIT A -- FORM OF NOTE
                                                       -------------------------

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE THEREWITH.

     THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE NOTE PURCHASE AGREEMENT DATED AS OF APRIL 11, 1997, AMONG THE ISSUERS OF THIS SECURITY, CERTAIN OF THEIR AFFILIATES AND THE INITIAL PURCHASER NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF UTI ENERGY CORP., AS REGISTRAR, AND WHICH RESTRICTIONS REQUIRE, AS A CONDITION TO ANY TRANSFER, APPROPRIATE DOCUMENTATION TO EVIDENCE COMPLIANCE WITH APPLICABLE SECURITIES LAWS, INCLUDING AN OPINION OF COUNSEL WITH RESPECT THERETO.

     NO REGISTRATION OF TRANSFER OF THIS SECURITY WILL BE EFFECTED ON THE BOOKS OF THE REGISTRAR UNLESS AND UNTIL SUCH RESTRICTIONS ARE COMPLIED WITH.


                          FWA DRILLING COMPANY, INC.,
                    INTERNATIONAL PETROLEUM SERVICE COMPANY,
                            TRIAD DRILLING COMPANY,
                         UNIVERSAL WELL SERVICES, INC.,
                               USC, INCORPORATED
                                      AND
                             PANTHER DRILLING, INC.

                12% SENIOR SUBORDINATED NOTE DUE APRIL 10, 2001

No. [_____]                                            [Date]
$[_______]

          FOR VALUE RECEIVED, the undersigned, FWA DRILLING COMPANY, INC., a Delaware corporation, INTERNATIONAL PETROLEUM SERVICE COMPANY, a Pennsylvania corporation, TRIAD DRILLING COMPANY, a Delaware corporation, UNIVERSAL WELL SERVICES, INC., a Delaware corporation, USC, INCORPORATED, a Delaware corporation, and PANTHER

                                                                [EXECUTION COPY]

DRILLING, INC. (formerly known as Viersen & Cochran Drilling Company), an Oklahoma corporation (each an "ISSUER" and, collectively, the "ISSUERS"), hereby jointly and severally promise to pay to [______________________], or registered assigns, the principal sum of [_______________________________] DOLLARS on April 10, 2001, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 12% per annum from the date hereof, payable quarterly, on the 15th day of January, April, July and October in each year, commencing with the January 15, April 15, July 15 or October 15 immediately following the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest (as defined in the Note Purchase Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered Holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.

          Payments of principal of and interest on with respect to this Note are to be made in lawful money of the United States of America by the method and to the address or account specified with respect to the holder hereof pursuant to
Section 2.05 of the Note Purchase Agreement referred to below.

          This Note is one of a series of Senior Subordinated Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement dated as of April 11, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "NOTE PURCHASE AGREEMENT"; capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Note Purchase Agreement), among the Issuers, certain affiliates of the Issuers, in their capacity as guarantors of the Notes, and the Purchaser named therein and is entitled to the benefits thereof. Each Holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 9.06 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 5.02 of the Note Purchase Agreement.

          Each Issuer hereby acknowledges and makes this Note a registered obligation for United States withholding tax purposes. The Company, on behalf of the Issuers, shall be the registrar for this Note (the "REGISTRAR") with full power of substitution. In the event the Registrar becomes unable or unwilling to act as registrar under this Agreement, the Company shall reasonably designate a successor Registrar. Each Holder who is a foreign person, by its acceptance of this Note, hereby agrees to provide the Company, for the benefit of the Issuers, with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar from for such Holder, participants or other affiliates who are holders of beneficial interests in this Note.
Notwithstanding any contrary provision contained in this Note or any of the other Note Documents, neither this Note nor any interests therein may be sold, transferred,

                                                                [EXECUTION COPY]

hypothecated, participated or assigned to any Person except upon satisfaction of the conditions specified in this paragraph. Each Holder, by its acceptance of its Note(s), agrees to be bound by the provisions of this paragraph and to indemnify and hold harmless the Registrar against any and all loss or liability arising from the disposition by such Holder of this Note or any interest therein in violation of this paragraph. The Registrar shall keep at its principal executive office (or an office or agency designated by it by notice to the last registered Holder) a ledger, in which, subject to such reasonable regulations as it may prescribe, but at its expense (except as specified below), it shall provide for the registration and transfer of this Note. No sale, transfer, hypothecation, participation or assignment of this Note or any interest herein shall be effective for any purpose until it shall be registered on the books of the Registrar to be maintained for such purpose. The Registrar shall record the transfer of this Note on the books maintained for this purpose upon receipt by the Registrar at the office or agency designated by the Registrar of (a) a written assignment of this Note (or the applicable interest therein), (b) funds sufficient to pay any transfer taxes payable upon the making of such transfer as well as the cost of reviewing the documents presented to the Registrar, and (c) such evidence of due execution as the Registrar shall reasonably require. The Registrar shall record the transfer of this Note on the books maintained for such purpose at the cost and expense of the assignee.

          This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Texas excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          The Holder of this Note, by its acceptance hereof, acknowledges that this Note is subject to the terms of the Subordination Agreement, as defined in the Note Purchase Agreement, which contains certain subordination provisions and is incorporated herein by reference. Notwithstanding any contrary statement contained in the Note Purchase Agreement or in this Note (other than the provisions of Section 2.10 of the Note Purchase Agreement), no payment on account of the principal of, premium, if any,

                                                                [EXECUTION COPY]

or interest on this Note shall become due or be paid except in accordance with the terms of the Subordination Agreement.

          Notwithstanding anything to the contrary contained elsewhere in this Note or in any other Note Document, the Issuers and the Holder of this Note hereby agree that all agreements among them under this Note and the other Note Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to such Holder for the use, forbearance, or detention of the money loaned to the Issuers and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Note or any of the other Note Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance the such Holder should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Issuers. All sums paid or agreed to be paid to such Holder for the use, forbearance, or detention of the Obligations and other Indebtedness of the Issuers to the Holders, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. For purposes of this paragraph, "HIGHEST LAWFUL RATE" means, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of Texas (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Note and the other Note Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under the laws of the State of Texas (or such other jurisdiction's law), in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Note and any other Note Documents executed in connection herewith, and any available exemptions, exceptions and exclusions. The terms and provisions of this paragraph shall control every other provision of this Note and all agreements among the Obligors and such Holder.

                                                                [EXECUTION COPY]

          IN WITNESS WHEREOF, the Issuers have executed this Note on the date first written above.

                                      FWA DRILLING COMPANY, INC.



                                      By: ____________________________________
                                          Name:
                                          Title:

                                      INTERNATIONAL PETROLEUM
                                      SERVICE COMPANY


                                      By: ____________________________________
                                          Name:
                                          Title:

                                      TRIAD DRILLING COMPANY


                                      By: ____________________________________
                                          Name:
                                          Title:

                                      UNIVERSAL WELL SERVICES, INC.


                                      By: ____________________________________
                                          Name:
                                          Title:

                                      USC, INCORPORATED


                                      By: ____________________________________
                                          Name:
                                          Title:

                                                                [EXECUTION COPY]


                                      PANTHER DRILLING, INC. (formerly
                                      known as Viersen & Cochran Drilling
                                      Company)


                                      By: ____________________________________
                                          Name:
                                          Title:

                                                                [EXECUTION COPY]

                                                                       EXHIBIT C
                                                                       ---------

                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE OBLIGORS

                            Matters To Be Covered In
                   Opinion of Special Counsel To Each Obligor
                   ------------------------------------------

          1. Each Obligor being duly incorporated, validly existing and in good standing and having requisite corporate power and authority to issue and sell the Securities and to execute and deliver the Note Documents to which it is a party.

          2. Due authorization and execution of the Note Documents and such Note Documents being legal, valid, binding and enforceable (including specific opinions regarding choice of law and usury).

          3.   No conflicts with charter documents, laws or other agreements.

          4. All consents required to issue and sell the Securities and to execute and deliver the Note Documents having been obtained.

          5.   No litigation questioning validity of documents.

          6. The Securities not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

          7.   No violation of Regulations G, T or X of the Federal Reserve
Board.

          8. No Obligor is an "investment company", or a company "controlled" by an "investment company", under the Investment Company Act of 1940, as amended.

          9. The shares initially issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise, and, when issued upon such exercise in accordance with the terms of the Warrants, against payment therefor, will be validly issue, fully paid and nonassessable.